                                   EXHIBIT 2

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 12, 2003

                            MANAGEMENT PROXY CIRCULAR








                                                SHAREHOLDER INFORMATION

                                                [NATIONAL BANK OF CANADA-LOGO]

[NATIONAL BANK OF CANADA-LOGO]


January 23, 2003



Dear Shareholder,

We are pleased to invite you to attend the Annual Meeting of Shareholders of National Bank of Canada which will be held on Wednesday, March 12, 2003 at 9:30 a.m. at the Palais des Congres de Montreal, 201 Viger West, Room 710, Montreal, Quebec.

At this Meeting, you will have an opportunity to take due note of certain information about the Bank and you will be called upon to vote on the business set out in the Notice of Annual Meeting.

We also invite you to consult the attached Management Proxy Circular which contains important information, in particular, about the exercise of your voting rights.


Sincerely,


/s/ Andre Berard                        /s/ Real Raymond
-----------------------------           -----------------------------
Andre Berard                            Real Raymond
Chairman of the Board                   President and Chief Executive Officer

[NATIONAL BANK OF CANADA-LOGO]



NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE:          WEDNESDAY, MARCH 12, 2003
TIME:          9:30 A.M. (EASTERN TIME)
PLACE:         PALAIS DES CONGRES DE MONTREAL
               ROOM 710
               201 VIGER WEST
               MONTREAL, QUEBEC


BUSINESS OF THE MEETING:

1. To receive the consolidated financial statements for the financial year ended October 31, 2002 and the auditors' report thereon;

2.   To elect directors;

3.   To appoint auditors;

4. To consider the shareholder proposals set out in Schedule A of the Management Proxy Circular (the "Circular"); and

5. To transact such other business as may properly be brought before the Meeting.

Holders of common shares of the Bank of record at 5:00 p.m. (Eastern time) on January 21, 2003 are entitled to receive the Notice of Annual Meeting of Shareholders. On that date, 183,463,975 common shares of the Bank were issued and outstanding. Each holder of common shares is entitled to cast one vote per share held, unless restricted in the Bank Act.

By Order of the Board of Directors,



LINDA CATY
Vice-President and Corporate Secretary

Montreal, January 23, 2003


HOLDERS OF COMMON SHARES OF THE BANK WHO ARE UNABLE TO ATTEND THE MEETING ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY. PROXIES MAY BE RETURNED BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED TO NATIONAL BANK TRUST INC., SHARE OWNERSHIP MANAGEMENT, P.O. BOX 888, STATION B, MONTREAL, QUEBEC H3B 9Z9 OR SENT BY FAX TO (514) 871-3673. IN ORDER TO BE VALID, THE FORM OF PROXY MUST REACH NATIONAL BANK TRUST INC. NO LATER THAN 5:00 P.M. (EASTERN TIME) ON MARCH 10, 2003.

SHAREHOLDERS WITH QUESTIONS REGARDING THE CIRCULAR, THE FORM OF PROXY OR THE EXERCISE OF VOTING RIGHTS MAY CALL 1-866-278-8464 FOR SERVICE IN ENGLISH OR 1-866-553-1241 FOR SERVICE IN FRENCH.

[NATIONAL BANK OF CANADA-LOGO]



     TABLE OF CONTENTS

1    SECTION I - VOTING INFORMATION

2    SECTION II - BUSINESS OF THE MEETING
2    Financial Statements and Auditors' Report
2    Election of Directors
7    Appointment of Auditors
8    Shareholder Proposals

8    SECTION III - INFORMATION ON COMPENSATION
8    Remuneration Paid to Directors
9    Compensation Paid to Officers
9 Report of the Human Resources Committee on the Compensation of Officers of the Bank
12   Performance of the Bank in 2002
13   Performance Graph for Common Shares of the Bank
14   Total Compensation of Named Executive Officers of the Bank
15   Compensation of the Officers of National Bank Financial
16   Retirement Benefits for Named Executive Officers of the Bank
17   Termination of Employment Policy
17   Indebtedness of Directors and Executive Officers

20   SECTION IV - OTHER INFORMATION
20   Liability Insurance for Directors and Officers
20   Repurchase of Shares
20   Corporate Governance
20   Minutes


21   SCHEDULE A - SHAREHOLDER PROPOSALS
25   SCHEDULE B - RECORD OF ATTENDANCE BY DIRECTORS AND SUMMARY OF THE NUMBER
                  OF BOARD AND COMMITTEE MEETINGS
26   SCHEDULE C - COMMITTEES OF THE BOARD
28   SCHEDULE D - CORPORATE GOVERNANCE

[NATIONAL BANK OF CANADA-LOGO]



MANAGEMENT PROXY CIRCULAR
as at January 21, 2003 (except as otherwise indicated)

SECTION I - VOTING INFORMATION

SOLICITATION OF PROXIES

THIS MANAGEMENT PROXY CIRCULAR (THE "CIRCULAR") IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF NATIONAL BANK OF CANADA (THE "BANK") OF PROXIES TO BE USED AT THE ANNUAL MEETING OF HOLDERS OF COMMON SHARES OF THE BANK (THE "MEETING"), FOR THE PURPOSES INDICATED IN THE NOTICE OF MEETING, TO BE HELD ON WEDNESDAY, MARCH 12, 2003, AT 9:30 A.M. (EASTERN TIME), AT THE PALAIS DES CONGRES DE MONTREAL, ROOM 710, 201 VIGER WEST, MONTREAL, QUEBEC, AND AT ANY CONTINUATION THEREOF AFTER AN ADJOURNMENT. The solicitation of proxies will be done by mail, electronically, by telephone or in person. Employees, officers, directors or agents of the Bank will solicit the proxies. The Bank may also use the services of an outside agency, Georgeson Shareholder Communications Canada, to solicit proxies on its behalf. The Bank estimates that the costs which might be incurred for such solicitation would be approximately $32,000. The costs incurred in this regard will be borne by the Bank.

VOTING COMMON SHARES
Holders of common shares of the Bank of record at 5:00 p.m. (Eastern time) on January 21, 2003 or their duly authorized attorneys are entitled to receive the Notice of Annual Meeting and to vote at the Meeting. Persons who acquire such shares after that date must request, no later than 10 days before the Meeting, that their name be included on the list of shareholders to be entitled to vote. To do so, they must contact the transfer agent by writing to National Bank Trust Inc., Share Ownership Management, P.O. Box 888, Station B, Montreal, Quebec H3B 9Z9, or by calling one of the following numbers: 1-800-341-1419 or (514) 871-7171.

On January 21, 2003, the date the registers of the Bank were closed, 183,463,975 common shares of the Bank were issued and outstanding.

Each holder of common shares is entitled to cast one vote per share held. However, the Bank Act (the "Act") contains provisions which specifically prevent the exercise of voting rights attaching to the common shares of the Bank held by a government, whether Canadian, provincial or foreign, as well as any agency thereof.

To the best of the knowledge of the directors and officers of the Bank, no individual or corporation beneficially owns, directly or indirectly, controls or directs common shares carrying more than 10% of the voting rights attached to the common shares of the Bank.

Holders of common shares of the Bank may vote in person at the Meeting or may complete, sign and return the enclosed form of proxy. This form of proxy authorizes a proxyholder to represent and to vote on behalf of the holder of common shares at the Meeting.

NON-REGISTERED SHAREHOLDERS
The names of shareholders whose shares are held in the name of a broker or another intermediary do not appear on the list of shareholders of the Bank. To vote, the shareholders must therefore ask the broker or other intermediary to send them material relating to the Meeting, complete the request for voting instructions sent by the broker or other intermediary and, if they wish to vote in person, insert their name as the proxyholder.

APPOINTMENT OF PROXYHOLDERS
THE PROXYHOLDERS DESIGNATED IN THE ENCLOSED FORM OF PROXY ARE DIRECTORS OF THE BANK. IF A SHAREHOLDER WISHES TO APPOINT AS A PROXYHOLDER A PERSON OTHER THAN ONE OF THOSE DESIGNATED IN THE FORM OF PROXY, THE SHAREHOLDER MAY DO SO BY STRIKING OUT THE NAMES APPEARING THEREON AND INSERTING THE NAME OF SUCH PERSON IN THE BLANK SPACE PROVIDED. IF THE SHAREHOLDER IS A LEGAL ENTITY, AN ESTATE OR A TRUST, THE FORM OF PROXY MUST BE SIGNED BY A DULY AUTHORIZED OFFICER OR ATTORNEY. A PROXYHOLDER IS NOT REQUIRED TO BE A SHAREHOLDER OF THE BANK. IN ORDER TO BE VALID, THE FORM OF PROXY MUST BE RETURNED BY MAIL, IN THE POSTAGE-PAID ENVELOPE PROVIDED, TO NATIONAL BANK TRUST INC., SHARE OWNERSHIP MANAGEMENT, P.O. BOX 888, STATION B, MONTREAL, QUEBEC H3B 9Z9, OR BY FAX TO
(514) 871-3673, NO LATER THAN 5:00 P.M. (EASTERN TIME) ON MARCH 10, 2003.

NATIONAL BANK OF CANADA

VOTING BY PROXIES
Common shares represented by a proxy are to be voted by the proxyholder designated in the enclosed form of proxy in accordance with the directions of the shareholder.

IF NO INSTRUCTIONS ARE GIVEN, THE VOTING RIGHTS ATTACHED TO THE COMMON SHARES WILL BE EXERCISED BY THE PROXYHOLDER WHO IS A DIRECTOR OF THE BANK BY VOTING AS
FOLLOWS:

o FOR THE ELECTION OF ALL NOMINEES PROPOSED AS DIRECTOR BY THE MANAGEMENT OF THE BANK;
o    FOR THE APPOINTMENT OF AUDITORS;
o    AGAINST THE FOUR SHAREHOLDER PROPOSALS SET OUT IN SCHEDULE A OF THE
     CIRCULAR.

IF NO INSTRUCTIONS ARE GIVEN, ANY OTHER PROXYHOLDER WILL HAVE DISCRETIONARY AUTHORITY WHEN EXERCISING THE VOTING RIGHTS ATTACHED TO THE COMMON SHARES CONCERNING THESE MATTERS.

The proxy confers, to the proxyholder designated therein, discretionary authority with respect to any proposed changes to the matters set out therein and any other business which may properly come before the Meeting. Any proxy previously given is thereby revoked.

As at the date hereof, management of the Bank knows of no amendments or other matters which may properly come before the Meeting.

REVOCATION OF PROXIES
Shareholders may revoke a proxy by delivering a written notice to that effect signed by them or by their duly authorized attorneys to:

o the Head Office of the Bank, c/o Corporate Secretary's Office, National Bank of Canada, 600 de La Gauchetiere West, 4th Floor, Montreal, Quebec H3B 4L2, no later than the last business day preceding the day of the Meeting or any continuation thereof after an adjournment; or
o the secretary of the Meeting on the day of the Meeting or any continuation thereof after an adjournment.

CONFIDENTIALITY OF VOTES
In order to protect the confidential nature of voting by proxy, the votes exercised by proxy are received and compiled for the Meeting by National Bank Trust Inc., the transfer agent and registrar of the Bank. National Bank Trust Inc. submits a copy of the form of proxy to the Bank only when a shareholder clearly wishes to express a personal opinion to management or when it is required for legal reasons.


SECTION II - BUSINESS OF THE MEETING

FINANCIAL STATEMENTS AND AUDITORS'REPORT
The consolidated financial statements of the Bank for the financial year ended October 31, 2002 and the auditors' report on these financial statements are included in the Annual Report of the Bank, which has been mailed to shareholders with this Circular.

ELECTION OF DIRECTORS
Management of the Bank recommends voting FOR the election of all the nominees to the Board listed on the following pages.

NOMINEES FOR ELECTION AS DIRECTORS

[PICTURE]

DIRECTOR SINCE:
July 1985

COMMON SHAREHOLDINGS:(1)
116,751

ANDRE BERARD
ILE-DES-SOEURS, VERDUN, QUEBEC
Chairman of the Board of National Bank of Canada since 1990. Over the past 40 years, Mr. Berard has held various positions in a number of key Bank sectors, including that of President and Chief Executive Officer from July 1989 to March 2002. Recognized for his leadership qualities, he is also very involved in many fundraising campaigns, primarily in the health care sector.

Mr. Berard has an in-depth understanding of all the sectors of activity. With his vast business experience, he has a clear vision of the economic, social and political environment of the domestic and international markets in which the Bank operates.

[PICTURE]

DIRECTOR SINCE:
March 1998

COMMON SHAREHOLDINGS:
105,252

PIERRE BOURGIE (ARM) (G)
OUTREMONT, QUEBEC
President and Chief Executive Officer of Societe Financiere Bourgie Inc., a diversified investment company, and President of Partenaires de Montreal, a merchant bank specialized in business financing. Mr. Bourgie is actively involved in a number of economic, community and cultural organizations, such as the Musee d'art contemporain de Montreal, of which he is Chairman of the Board.

As a business leader and a director of several companies, Mr. Bourgie brings to the Board his business management skills as well as a keen understanding of corporate governance and international business management.

[PICTURE]

DIRECTOR SINCE:
August 1999

COMMON SHAREHOLDINGS:
873,068

LAWRENCE S. BLOOMBERG
TORONTO, ONTARIO
Advisor to National Bank Financial Inc., where he served as Co-Chairman of the Board and Co-Chief Executive Officer from October 1999 to October 2000. Prior to that, Mr. Bloomberg was Chairman of the Board, President and Chief Executive Officer of First Marathon Inc., a company he founded in 1979 and which was integrated with National Bank Financial Inc. in 1999.

Mr. Bloomberg has extensive expertise in the financial sector, both nationally and internationally. He contributed to the growth of several financial companies before starting his own business and becoming one of the Bank's experts in financial matters. As a result of his involvement in several business organizations, he brings valuable insight and a unique perspective to the Board concerning developments in the financial sector in Canada as well as abroad.

[PICTURE]

DIRECTOR SINCE:
February 1994

COMMON SHAREHOLDINGS:
3,468

DEFERRED STOCK UNITS:
5,817

GERARD COULOMBE (HR)
SAINTE-MARTHE, QUEBEC

Senior Partner of Desjardins Ducharme Stein Monast, General Partnership, where he practises business law and was appointed Chairman of the Board in 2000. Mr. Coulombe is also Chairman Emeritus of Lex Mundi Ltd., a global association of more than 150 independent law firms. He was formerly with Department of Finance Canada where he was responsible for negotiating international tax treaties.

Mr. Coulombe sits on the boards of FMI Acquisition Inc., National Bank Life Insurance Company and National Bank Group Inc.

Mr. Coulombe has vast expertise in business management and corporate law, especially as regards financial institutions and crown corporations, as well as the creation of financial and industrial consortiums. He is also an authority on corporate governance matters.
----------
(1)

o Common shareholdings: Include common shares beneficially owned, controlled or directed.
o Deferred stock units: For more information regarding deferred stock units ("DSUs"), please refer to the "Forms of Remuneration of Directors of the Bank" section in the Circular.
o    (ARM): Member of the Audit and Risk Management Committee.
o    (G): Member of the Conduct Review and Corporate Governance Committee.
o    (HR): Member of the Human Resources Committee.

NATIONAL BANK OF CANADA

NOMINEES FOR ELECTION AS DIRECTORS


DIRECTOR SINCE:
January 1993

COMMON SHAREHOLDINGS:
6,234

FRANCOIS J. COUTU (HR)
OUTREMONT, QUEBEC

Since September 2002, President and Chief Executive Officer of The Jean Coutu Group (PJC) Inc., a franchisor of a chain of pharmacies, which distributes pharmaceutical and other products. From 1987 to 1990, Mr. Coutu held the positions of Vice-President -- Operations and Marketing and Executive Vice-President -- Pharmacies and Public Affairs in the Group. In 1990, he was appointed President and Chief Operating Officer of the Group. A pharmacist by profession, Mr. Coutu owns pharmacies in the Jean Coutu chain. He sits on the board of directors of several organizations in Canada and the United States.

Mr. Coutu is a member of the Board of Directors of National Bank Life Insurance Company.

With his experience managing a family business that has become an international group and leader in its field, Mr. Coutu contributes his in-depth knowledge of key issues relating to retail trade and consumer relations.


DIRECTOR SINCE:
July 1988

COMMON SHAREHOLDINGS:
3,000

DEFERRED STOCK UNITS:
1,869

SHIRLEY A. DAWE (G) (HR)
TORONTO, ONTARIO
President of Shirley Dawe Associates Inc., a Toronto-based consulting company specializing in retail and consumer brand management and marketing, since 1986. From 1969 to 1985, Ms. Dawe held progressively senior executive positions with the Hudson's Bay Company.

Her extensive management and consumer marketing experience brought Ms. Dawe to the boards of public and private sector companies in Canada and the United States. Her expertise in the retail sector led to her appointment to industry-specific public task forces as well as to academic and not-for-profit boards. She co-authored a definitive study of international e-retailing for a Canadian university.

Ms. Dawe brings to the Board a deep understanding of consumer trends and winning business strategies in the North American retail industry.


DIRECTOR SINCE:
August 2001

COMMON SHAREHOLDINGS:
4,307

BERNARD CYR (ARM)
MONCTON, NEW BRUNSWICK
President of Cyr Holdings Inc., a holding company in the hotel, commercial real estate, restaurant and entertainment sectors, since 1986, and President of Dooly's Inc., a franchisor in the entertainment industry, since 1993.
Mr. Cyr serves on the boards of several companies and currently chairs the development committee for the Universite de Moncton, his alma mater. He was a member of the Bank's business development committee in Atlantic Canada from 1996 to 2001.

In addition to his entrepreneurial vision, Mr. Cyr brings to the Board varied experience in the management of small and medium-sized enterprises as well as excellent knowledge of regional markets.


DIRECTOR SINCE:
March 1998

COMMON SHAREHOLDINGS:
19,412

NICOLE DIAMOND-GELINAS (ARM)
SAINT-BARNABE-NORD, QUEBEC
Vice-President and General Manager of Aspasie Inc., a manufacturer of colour charts, since 1976, and President of Plastifill Inc., a company specialized in plastic extrusion and injection. Ms. Diamond-Gelinas also heads a company specializing in the sale, leasing and servicing of motor vehicles. Actively involved in her region's business community, she is a member of the Chambre de commerce de Trois-Rivieres and was a member of the Mauricie business development committee of the Bank from 1992 to 1998.

Ms. Diamond-Gelinas is a member of the Board of Directors of National Bank Life Insurance Company.

Ms. Diamond-Gelinas has first-hand experience of the realities and challenges facing small and medium-sized manufacturers as well as a solid grasp of the economic and social dynamics of regional markets.

[PICTURE]

DIRECTOR SINCE:
November 1991

COMMON SHAREHOLDINGS:
4,564

DEFERRED STOCK UNITS:
5,574

JEAN DOUVILLE (ARM) (G)
ILE-DES-SOEURS, VERDUN, QUEBEC
Chairman of the Board of UAP Inc., a firm specialized in distributing and reconditioning replacement parts and accessories for cars, trucks and industrial machinery. Mr. Douville was called to the Quebec Bar in 1968 and began working for UAP Inc. in 1971. He subsequently became President of the company in 1981, was appointed Chief Executive Officer in 1982 and then Chairman of the Board in 1994. He also sits on the board of directors of various Canadian and U.S. companies.

Mr. Douville is a member of the Board of Directors of National Bank Life Insurance Company.

Mr. Douville brings to the Board in-depth knowledge of a key industrial sector in North America as well as experience managing a large corporation.


[PICTURE]

DIRECTOR SINCE:
October 2001

COMMON SHAREHOLDINGS:
23,000

DEFERRED STOCK UNITS:
1,253

JEAN GAULIN (HR)
SAN ANTONIO, TEXAS, UNITED STATES
Corporate Director, Mr. Gaulin was Chairman of Ultramar Diamond Shamrock Corporation from January 1, 2000 to January 1, 2002. He was also President and Chief Executive Officer of the Corporation from January 1, 1999 to January 1, 2002. In 1996, following the merger of Ultramar Corporation and Diamond Shamrock Inc., he was named Vice-Chairman, President and Chief Operating Officer of Ultramar Diamond Shamrock. Prior to the merger, he was Chairman and Chief Executive Officer of Ultramar Corporation. He serves on the board of directors of various companies and is involved with charitable organizations.

Mr. Gaulin brings to the Board expertise in the oil industry and solid experience in managing a large North American corporation.


[PICTURE]

DIRECTOR SINCE:
January 1982

COMMON SHAREHOLDINGS:
88,418

DEFERRED STOCK UNITS:
3,121

MARCEL DUTIL (HR)
OUTREMONT, QUEBEC
Chairman of the Board, President and Chief Executive Officer of The Canam Manac Group Inc. Mr. Dutil is the founder of this industrial company which mainly designs and manufactures frames, joists, steel decks, semi-trailers and forestry equipment. He also sits on the board of directors of several Canadian and foreign firms.

In building his business from the ground up, Mr. Dutil has acquired solid experience in the areas of management and market development, especially international markets.


[PICTURE]

DIRECTOR SINCE:
February 1994

COMMON SHAREHOLDINGS:
10,000

DEFERRED STOCK UNITS:
9,259

PAUL GOBEIL (ARM) (G)
ILE-DES-SOEURS, VERDUN, QUEBEC
Vice-Chairman of the Board of Metro Inc., Chairman of the Board of Export Development Canada, and Co-Chairman of the Board of EADS Canada Inc. Mr. Gobeil has been a Member of the Ordre des comptables agrees du Quebec since 1965 and a Fellow since 1986. From 1974 to 1985, he held a number of executive positions at Provigo Inc. Elected as the MNA for Verdun in 1985, he was, until 1989, Minister Responsible for Administration, President of the Treasury Board and then Minister of International Affairs in the Quebec government. Mr. Gobeil is also involved in a number of cultural, charitable, educational and professional organizations. He is currently Chairman of the Board of the Universite de Sherbrooke.

Mr. Gobeil is a member of the Board of Directors of National Bank Financial & Co. Inc.

Mr. Gobeil is an invaluable asset to the Board in terms of corporate governance, financial and accounting management, and corporate strategy.

NATIONAL BANK OF CANADA

NOMINEES FOR ELECTION AS DIRECTORS

[PICTURE]

DIRECTOR SINCE:
July 1989

COMMON SHAREHOLDINGS:
10,831

SUZANNE LECLAIR (G)
ILE-DES-SOEURS, VERDUN, QUEBEC
President, Chief Executive Officer and Chairwoman of the Board of Directors of Transit Truck Bodies Inc., a firm specialized in the construction of truck bodies. Ms. Leclair has won a number of awards for her entrepreneurial skills. She is also actively involved in a number of committees for economic, cultural and charitable organizations.

Ms. Leclair is a member of the Board of Directors of National Bank Trust Inc.

Ms. Leclair is the founder of an SME that has grown into a large corporation which has received numerous business awards for its quality of management. She brings to the Board her vision as an entrepreneur in the manufacturing sector.

[PICTURE]

DIRECTOR SINCE:
November 1999

COMMON SHAREHOLDINGS:
28,413

DEFERRED STOCK UNITS FOR OFFICERS:(1)
14,540

REAL RAYMOND
ILE-DES-SOEURS, VERDUN, QUEBEC
President and Chief Executive Officer of National Bank of Canada since March 2002. Mr. Raymond has held a number of positions since joining the Bank in 1970, including that of Senior Vice-President -- Treasury and Financial Markets from 1992 to 1997. In 1997, he went to Levesque Beaubien Geoffrion Inc., now National Bank Financial Inc., where he served as Senior Executive Vice-President -- Corporate Financing while maintaining his responsibilities as Senior Vice-President at the Bank. In November 1999, he was appointed President -- Personal and Commercial Bank and in July 2001, President and Chief Operating Officer of the Bank.

Mr. Raymond is a member of the Board of Directors of National Bank Life Insurance Company, National Bank Group Inc. and National Bank Trust Inc.

He is involved in many professional and community organizations. For instance, he is a member of the Board of Directors of the Fondation de l'Universite du Quebec a Montreal and Vice-Chair of the Conference Board of Canada. Mr. Raymond has an MBA from the Universite du Quebec Montreal.

Mr. Raymond brings to the Board his varied expertise in the field of banking as well as an in-depth understanding of business operations and strategies in several sectors of activity.

[PICTURE]

DIRECTOR SINCE:
March 2000

COMMON SHAREHOLDINGS:
2,000

DEFERRED STOCK UNITS:
3,697

E.A. (DEE) PARKINSON-MARCOUX  (HR)
CANMORE, ALBERTA
Since November 2001, Consultant with Southern Pacific Petroleum, an oil-producing company. An engineer by training, Ms. Parkinson-Marcoux previous positions include President and Chief Executive Officer of Ensyn Energy from 1999 to 2001, President of Gulf Heavy Oil from 1997 to 1998, President of CS Resources from 1996 to 1997 and Executive Vice-President of Suncor Oil Sands Group from 1991 to 1996. She is also a director of companies in the energy, natural resources and engineering sectors.

Ms. Parkinson-Marcoux brings to the Board her solid expertise in the energy, oil and natural resource sectors as well as knowledge of Western Canadian markets.

[PICTURE]

DIRECTOR SINCE:
April 2001

COMMON SHAREHOLDINGS:
2,000

DEFERRED STOCK UNITS:
1,846

ROSEANN  RUNTE  (G)
NORFOLK, VIRGINIA, UNITED STATES
President of Old Dominion University in Norfolk, Virginia since July 2001. Ms. Runte also served as President of Victoria University in Toronto from 1994 to 2001. She has a Ph.D. in French from the University of Kansas. She is the author of many books and articles, especially on education and economic and cultural development. Ms. Runte is Assessor Member of the Council of the Royal College of Physicians and Surgeons of Canada; she is a member of the executive committee of the Club of Rome and was recently appointed to the board of the Virginia Advanced Ship Building Information Carrier Design Center. In the past, she sat on various boards of directors in the literary, cultural and economic development sectors, and served as the President of the Canadian Commission for UNESCO from 1992 to 1996. She also served on the board of Expo 2000 in Germany.

Ms. Runte draws on her management experience in the Canadian university milieu and her involvement with boards in Canada as well as abroad to bring to the Board her vision of the issues facing markets in a globalized business environment.

(1) For more information, please refer to the "Total Compensation of Named Executive Officers of the Bank" section in the Circular.

[Picture]

DIRECTOR SINCE:
September 1998

COMMON SHAREHOLDINGS:
18,377

DEFERRED STOCK UNITS FOR OFFICERS:
116,678

JEAN TURMEL
OUTREMONT, QUEBEC
President -- Financial Markets, Treasury and Investment Bank of National Bank of Canada. After working at various securities companies, Mr. Turmel joined the Bank in 1981 as Vice-President -- Treasury and Foreign Exchange. Since that time, he has held many senior management positions within the Bank. During the past few years, he has been involved in various organizations in the finance and securities sectors.

Mr. Turmel is a member of the Board of Directors of National Bank Financial & Co. Inc., National Bank Financial Inc., National Bank Financial Ltd., Natcan Investment Management Inc., National Bank Group Inc. and FMI Acquisition Inc.

Mr. Turmel has exceptional expertise in the Bank's key sectors of activity, especially securities, brokerage and treasury. Having held many different positions at the Bank over the years, he has a thorough grasp of the Bank's decision-making processes and strategies in specialized fields.


[Picture]

DIRECTOR SINCE:
March 2001

COMMON SHAREHOLDINGS:
8,094

DENNIS WOOD (G)
MAGOG, QUEBEC
Chairman, President and Chief Executive Officer of Dennis Wood Holdings Inc. Mr. Wood is a co-founder of C-MAC Industries Inc. For the past 30 years, through his holding company, Mr. Wood has owned and managed numerous businesses including, most notably, C-MAC Industries Inc. and Berkeley Wallcoverings Inc. (both Canadian public companies). Since the merger between C-MAC Industries Inc. and Solectron in December 2001, Mr. Wood has served as a board member and committee member for Solectron.

This is in addition to the directorships he holds in various Canadian companies, including National Bank Trust Inc. Mr. Wood continues to be very active in cultural and not-for-profit organizations in Montreal and the Eastern Townships.

Mr. Wood brings to the Board solid expertise in the high-tech sector and extensive experience in developing international markets.



Each director elected at the Meeting will hold office until the close of the subsequent annual meeting of the Bank.

The number of meetings held by the Board and its committees as well as the attendance of directors at these meetings are presented in the form of tables in Schedule B of the Circular.

Bernard Lemaire and Robert Parizeau will not be standing for re-election as they have reached the retirement age specified by the Board.

APPOINTMENT OF AUDITORS
Management of the Bank recommends voting FOR the appointment of the accounting firms Samson Belair/Deloitte & Touche, General Partnership, and
PricewaterhouseCoopers LLP as auditors of the Bank for the financial year beginning November 1, 2002 and ending October 31, 2003.

In the past five financial years, Samson Belair/Deloitte & Touche, General Partnership, acted as auditor of the Bank in 1997, 1998, 2000, 2001 and 2002, and PricewaterhouseCoopers LLP acted as auditor of the Bank in 1997, 1999, 2000 and 2002.

In order to be adopted, the proposal regarding the appointment of auditors must be approved by a majority of votes cast by the holders of common shares present or represented by proxy and entitled to vote at the Meeting.

REMUNERATION OF AUDITORS
During the financial year ended October 31, 2002, the fees paid by the Bank to Samson Belair/Deloitte & Touche, General Partnership, and PricewaterhouseCoopers LLP for the audit services rendered to the Bank and its subsidiaries amounted to $2,141,300 and $1,438,307, respectively. The fees paid to these same accounting firms for services relating to taxation amounted to $2,653,900 and $88,615, respectively, while those relating to other services, such as information technology, amounted to $438,065 and $383,554, respectively.

NATIONAL BANK OF CANADA

SHAREHOLDER PROPOSALS
Four proposals made by a shareholder were received by the Bank within the time limits prescribed in the Act.

A translation of the complete text of the proposals is provided in Schedule A of the Circular.

Management of the Bank recommends voting AGAINST proposal No. 1 for the reasons set out after the proposal.

Management of the Bank recommends voting AGAINST proposal No. 2 for the reasons set out after the proposal.

Management of the Bank recommends voting AGAINST proposal No. 3 for the reasons set out after the proposal.

Management of the Bank recommends voting AGAINST proposal No. 4 for the reasons set out after the proposal.

In order to be adopted, these proposals must be approved by a majority of the votes cast by the holders of common shares present or represented by proxy and entitled to vote at the Meeting.

Any proposal which a shareholder would like to have included at the annual meeting of shareholders to be held in 2004 must be received no later than 5:00 p.m. (Eastern time) on December 11, 2003.


SECTION III - INFORMATION ON COMPENSATION

REMUNERATION PAID TO DIRECTORS
The following table sets out the annual retainer and meeting fees which the directors were entitled to receive for sitting on the boards of directors and committees of the Bank and its subsidiaries designated hereinbelow for the financial year ended October 31, 2002.

       Annual Retainer                                    Additional Annual Retainer ($)                                     Meeting
             ($)                ----------------------------------------------------------------------------------             Fees
----------------------------                Committee Members                         Committee Chairs                         ($)
The Bank and                    ---------------------------------------   ----------------------------------------           -------
Designated                                                                                                                   Commit-
Subsidiaries           (BD)      (E)      (G)     (HR)      (A)   (ARM)    (E)     (G)      (HR)      (A)   (ARM)    (BD)      tees
                      ------    -----    -----    -----    -----  -----   -----   ------   ------    -----  ------   -----   -------
National Bank
of Canada             17,000(1)  N/A     3,500    3,500     N/A   3,500    N/A    10,000   10,000     N/A   10,000   1,200    1,200

FMI Acquisition Inc.     500     N/A      N/A      N/A      N/A    N/A     N/A      N/A      N/A      N/A     N/A     N/A      N/A

National Bank Life
Insurance Company      6,000    1,800     N/A      N/A     1,800   N/A    3,000     N/A      N/A     3,000    N/A    1,000    1,000

National Bank
Financial & Co. Inc.  10,000    1,000(2)  N/A(3)  1,000(3) 1,000   N/A    4,000(2)  N/A(3)  4,000(3) 4,000    N/A    1,000    1,000

National Bank
Trust Inc.             6,000    1,000     N/A      N/A     1,000   N/A    1,000     N/A      N/A     1,000    N/A      500      500

(BD):  Board of Directors                   (E):  Ethics Committee
(A):   Audit Committee                      (G):  Conduct Review and Corporate Governance Committee
(ARM): Audit and Risk Management Committee  (HR): Human Resources Committee

----------

(1) The Chairman of the Board of the Bank receives an additional annual compensation of $300,000.

(2) At National Bank Financial & Co. Inc., this committee is known as the Compliance Committee.

(3) At National Bank Financial & Co. Inc., this committee is known as the Human Resources and Corporate Governance Committee.

OTHER REMUNERATION PAID TO A DIRECTOR
Mr. Berard ceased to be Chief Executive Officer on March 13, 2002. For more information regarding the remuneration paid to him during the last financial year, please refer to the "Compensation of the President and Chief Executive Officer" section in the Circular.

During the past financial year, only one director received from one of the Bank's subsidiaries remuneration other than that received in his capacity as director. In accordance with a service contract signed in February 2001 with National Bank Financial Inc. and renewed in October 2002, Lawrence S. Bloomberg serves as Advisor to National Bank Financial and, as such, receives an annual retainer, commissions, an allowance for business development and reimbursement for various administrative expenses incurred when carrying out his functions. For the financial year ended October 31, 2002, Mr. Bloomberg received a total amount of $3,860,939 for services rendered under the terms of this contract.

The directors of the Bank who are also full-time officers of the Bank or one of its subsidiaries do not receive any remuneration in their capacity as directors of the Bank or any of its subsidiaries. However, the Bank and its subsidiaries reimburse these directors for the expenses they incur to attend meetings.

FORMS OF REMUNERATION OF DIRECTORS OF THE BANK
All eligible directors may receive their remuneration for serving on the boards of directors and, if applicable, any committees of the Bank or its subsidiaries, in the form of common shares of the Bank, deferred stock units ("DSUs"), cash or a combination thereof.

A DSU is a right which has a value equal to the market value of a common share of the Bank on the date it is credited and is credited every quarter to an account in the director's name. It is paid out, in the form he or she chooses, as cash, common shares or a combination thereof, at the market value of a common share of the Bank on the date the director leaves the Board. Additional DSUs are credited to that account when dividends are paid on common shares of the Bank. They are calculated based on the amount of the dividend paid.

The directors, with the exception of those who are also officers of the Bank, do not participate in any stock option plan.

COMPENSATION PAID TO OFFICERS

REPORT OF THE HUMAN RESOURCES COMMITTEE ON THE COMPENSATION OF OFFICERS OF THE BANK Compensation is one of the ways favoured by the Bank to attract, motivate and retain competent officers (as defined hereinbelow) who focus on improving the performance of the Bank and enhancing shareholder value. To that end, the Board mandates the Human Resources Committee (the "Committee") to review general compensation policies and to make recommendations with regard to compensation for the officers of the Bank. These recommendations are supported by the opinion of external compensation specialists.

In addition to its mandated functions, the Committee this year modified the components of the compensation of the President and Chief Executive Officer. It also modified the program of loans to officers and defined the Share Ownership Guidelines for all the officers of the Bank. Lastly, it reviewed the Stock Option Plan.

COMPOSITION OF THE HUMAN RESOURCES COMMITTEE
The Committee is comprised of seven directors who are neither officers nor former officers of the Bank. The Committee is chaired by Robert Parizeau, with the other members being Gerard Coulombe, Francois J. Coutu, Shirley A. Dawe, Marcel Dutil, Jean Gaulin and E.A. (Dee) Parkinson-Marcoux.

ROLE OF THE HUMAN RESOURCES COMMITTEE
The Committee submits its recommendations to the Board which makes the final decisions with regard to changes to the compensation policy and programs and the total compensation for the Chairman, the Presidents, the Senior Vice-Presidents and the Vice-Presidents (the "Officers").

The Committee strives to set compensation at a level comparable to that offered by the Bank's comparison market, which comprises a group of Canadian financial institutions and selected Canadian companies, while taking into account Bank-specific factors.

The recommendations of the Committee are based on the following fundamental principles of the compensation policy:

o The annual bonus program supports the Bank's strategic objectives and offers fully competitive total cash compensation, which may exceed market practices if justified by financial results and business development;

o The long-term variable compensation program aligns Officers' interests with the long-term interests of the Bank's shareholders and those of the Bank's various other partners;

o The proportion of variable compensation in relation to base salary increases in line with the level of responsibility;

o Employee benefits and the pension plan are comparable, on the whole, to those offered by the comparison market.

NATIONAL BANK OF CANADA

COMPONENTS OF THE COMPENSATION OF OFFICERS OF THE BANK
The compensation of Officers consists of a cash component (namely, base salary and an annual bonus), long-term variable compensation and a benefits package. The target value of each of the components varies in line with the level of responsibility. Of this compensation, base salary may represent 24% to 58%, the annual bonus, 18% to 24% and long-term variable compensation, 24% to 52%.

Base Salary The Committee reviews the base salary of each Officer annually taking into account his or her level of responsibility, experience and individual performance. To ensure that the base salaries of Officers are competitive, the Committee uses the median salaries of the Bank's comparison market, adjusted when necessary, to take into consideration characteristics of the Bank.

Annual Bonus Program The Bank offers an annual bonus program to all its employees. Under the terms of this program, the total bonus envelope to be shared is calculated based, on the one hand, on how well the Bank's overall financial results and those of its business segments are met versus the objectives set at the beginning of the year and, on the other hand, on the Bank's financial performance compared to that of the five major Canadian banks. The program also considers whether other objectives relating to management quality and customer satisfaction have been achieved. The annual bonus varies depending on the percentage of results achieved and position held. The more influence an employee has on the Bank's ability to reach its objectives, the greater the amount of the compensation. The actual bonus paid to each Officer, including the President and Chief Executive Officer, is thus based on the Bank's results and is established by taking into account the Officer's individual contribution to his or her financial, client service and management results, measured using criteria applicable to both management practices and employee engagement. It is also established taking into account the Officer's individual performance.

Certain Officers of Financial Markets, Treasury and Investment Banking participate in an annual bonus program based on the profitability of their respective groups. One third of the bonus amount is deferred. The deferred portion for Jean Turmel is converted into deferred stock units for Officers ("DSUs for Officers") with a value equal to the closing market price of the common shares of the Bank the day preceding the award of the annual bonus. Additional DSUs for Officers are credited to his account and are calculated based on the dividends paid. DSUs for Officers may only be cashed when the Officer retires or leaves the Bank.

In order to maintain total compensation at a competitive level and to acknowledge Real Raymond's specific contribution to implementing the Bank's strategy, the Committee decided to include a "medium-term" variable compensation component in the President's total compensation, which was paid out to him this year in DSUs for Officers.

Long-Term Variable Compensation Program

Stock Option Plan The purpose of the Stock Option Plan is to encourage Officers and other designated persons of the Bank or its subsidiaries to contribute to the growth of shareholders' investments by giving them the opportunity to benefit from the appreciation in the value of the common shares of the Bank. Each year, when awarding additional options, the Committee reviews the number and the expiry dates of options previously awarded. After setting the terms and conditions, the Committee awards options, on an annual basis, to Officers and other designated persons of the Bank and its subsidiaries. Options may be exercised in whole or in part before the termination date determined by the Committee at the time they are awarded, without exceeding the legal limit of 10 years. They expire on the termination date or, in the event of certain circumstances provided for in the Stock Option Plan, expire in a specific timeframe. No options may be exercised in the first year after they are awarded.

The Stock Option Plan was revised by the Board on October 24, 2002. At that time, the Bank decided to eliminate the feature of exercising options without purchasing shares. The Bank received approval from the regulatory authorities and participants were informed accordingly. The Bank undertook to assume the brokerage fees related to the exercising of stock options awarded prior to that date by Plan participants who chose to receive a cash amount representing the gain on the shares related to the options awarded, had the Stock Option Plan not been modified.

In order to further align the interests of Officers who sit on the Bank's Executive Committee with those of shareholders, the Board added a new condition to the option awards, which will be imposed as of the 2002-2003 financial year. Thus, each Officer on the Bank's Executive Committee will be required to retain the shares received further to exercising an option, after tax considerations, for a minimum of one year.

As at October 31, 2002, 5,692,822 options were outstanding with strike prices ranging between $11.00 and $28.01 and maturities between December 2005 and December 2011. During the past financial year, 1,882,840 options were awarded and 608,818 options were exercised at strike prices ranging from $11.00 to $25.20. As at October 31, 2002, 2,466,587 options could be exercised at prices ranging between $11.00 and $25.20. The maximum number of common shares that may be issued under the Stock Option Plan is 18,930,437. The maximum number of common shares reserved for a participant may not exceed 5% of the total number of common shares issued and outstanding.

Stock Appreciation Rights Plan
The Stock Appreciation Rights Plan (the "SAR Plan") has the same objectives as the Stock Option Plan. The Committee awards stock appreciation rights ("SARs") to Officers and other designated persons of the Bank and its subsidiaries. For their part, participants entitled to SARs may receive, on the exercise date of the SAR, a cash amount equal to the difference between the market price of a common share on the exercise date of the SAR and the exercise price of the SAR.

No SARs were awarded to Canadian residents during the financial year ended October 31, 2002. The SAR Plan was revised by the Board on December 14, 2000.

Employee Share Ownership Plan
Under the Employee Share Ownership Plan in effect at the Bank, employees who respect the eligibility criteria may contribute up to 8% of their gross salary per year by way of payroll deductions. The Bank's contribution consists in paying an amount equal to 25% of the employee's contribution up to $1,500 per year. After one year of continuous participation, the Bank's contributions are vested in the employee. Moreover, all subsequent contributions are vested as soon as they are made.

Share Ownership Guidelines The Board established guidelines for all Officers which require minimum holdings of Bank common shares, including DSUs for Officers and vested stock options, proportionate to each Officer's compensation and position. The value of the minimum stock holdings is a multiple of the previous three years' average base salary and annual bonus received by a given Officer. The guidelines are as follows:

i)   2.5 for the President and Chief Executive Officer

ii)  1.0 for the other Executive Committee members

iii) 0.5 for the senior vice-presidents and vice-presidents

The Officers will be given a reasonable period of time to meet these requirements.

COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER
The Committee assesses the overall performance of the President and Chief Executive Officer on the basis of his contribution to:

o the financial results obtained by the Bank compared, on the one hand, to the objectives set at the beginning of the financial year and, on the other, to the results obtained by the five major banks;

o the development of competitive advantages enabling the Bank to consolidate its strategic positioning within the financial industry;

o    the continued development of customer service quality;

o    the risk profile and credit quality of the Bank; and

o the relationships with shareholders, customers, employees, governments and communities.

As President and Chief Executive Officer, Mr. Raymond's annual base salary was set at $750,000 and is situated at the beginning of the median of the Bank's reference market, adjusted to take into account the specific characteristics of the Bank.

Under the annual bonus program, Mr. Raymond received a total bonus of $800,000 as President and Chief Operating Officer and, since March 13, 2002, as President and Chief Executive Officer. The bonus was awarded to underscore the excellent work carried out by Mr. Raymond during his first year of heading the Bank. Thus, in addition to the satisfactory results achieved during a difficult year in the financial industry, the Committee took into account the exceptional growth in the price of the Bank's stock, which enabled shareholders to obtain one of the best returns in the banking industry.

NATIONAL BANK OF CANADA

Moreover, the Committee took into account customers' increased satisfaction with the Bank, the result, among other things, of the extended business hours at a number of branches and the improved competence of front-line personnel. As well, the Bank's efficiency ratio is right on target with the three-year plan.

In addition, the Committee decided to include a medium-term bonus in Mr. Raymond's compensation in the form of DSUs for Officers representing $450,000 or 14,540 DSUs for Officers at a price of $30.95 per share. This bonus is intended to recognize Mr. Raymond's contribution in carrying out the Bank's strategic plan. For the 2001-2002 financial year, Mr. Raymond actively pursued the strategy of re-centering the Bank's activities in its priority markets, including expanding its wealth management operations, one of the key areas of future growth for the Bank. The acquisitions of Altamira and U.S. investment bank Putnam Lovell, as well as a partnership agreement with three Power Financial Corporation companies, substantially increased the Bank's market share, especially outside Quebec. The Committee also took into account the significant improvement in the quality of the credit portfolio, despite a difficult market. In fact, gross impaired loans were reduced by almost half, positioning the Bank as a leader in the banking industry in terms of the ratio of gross impaired loans to tangible capital and allowances. Lastly, the Bank maintained a very high capitalization ratio, ranking second among the Canadian banks in terms of Tier 1 capital.

The Committee also awarded Mr. Raymond 149,940 stock options.

Andre Berard, formerly Chairman of the Board and Chief Executive Officer, retired in March 2002 as Chief Executive Officer but remains Chairman of the Board. His annual base salary during the past financial year was $680,000. He also received an annual bonus of $600,000 for the five months he served as Chairman of the Board and Chief Executive Officer. In addition, he was awarded 218,600 stock options.

Furthermore, in recognition of his having contributed to the Bank's development and consolidated its financial market position, the Committee awarded Mr. Berard a lump sum of $850,508 and an amount of $314,925 as a retirement allowance.

THIS REPORT IS SUBMITTED BY THE HUMAN RESOURCES COMMITTEE IN ACCORDANCE WITH CANADIAN SECURITIES LEGISLATION. THE MEMBERS ARE:

                ROBERT PARIZEAU, CHAIR
                GERARD COULOMBE
                FRANCOIS J. COUTU
                SHIRLEY A. DAWE
                MARCEL DUTIL
                JEAN GAULIN
                E.A. (DEE) PARKINSON-MARCOUX


PERFORMANCE OF THE BANK IN 2002
The 2002 financial year was affected by difficult economic conditions, marked by reduced demand for commercial credit and upheavals on financial markets, which slowed retail brokerage activities.

The Bank performed well despite this context. More specifically, the total return on the Bank's shares (dividends and stock appreciation) was 25% in 2002 compared to a negative return of 0.4% for the five major Canadian banks. Over five years, the total return obtained by common shareholders of the National Bank reached 11%, compared to 8% for the S&P/TSX Banks and Trusts subindex.

In addition, the measures adopted in the first quarter helped to reduce gross impaired loans by nearly 50%. As at October 31, 2002, gross private impaired loans of $479 million represented 14.1% of tangible capital and allowances compared to 22.5% a year earlier. At year-end 2002, the same ratio for the five major Canadian banks averaged 22.8%.

As at October 31, 2002, the Bank had the second best Tier 1 capital ratio of the six largest Canadian banks, at 9.6%. The Tier 1 capital ratio of the other five banks averaged 9.0%.

Income before goodwill charges was $429 million or $2.18 per share for fiscal 2002 as against $563 million or $2.88 per share in 2001. However, certain charges and income for one-time events must be deducted from the 2002 and 2001 results in order to evaluate the Bank's underlying performance. These one-time items included, for fiscal 2002, discontinued operations with respect to asset-based lending in the United States, a revision of the estimated allowance for credit losses, an impairment charge relating to a decline in the value of investments and the writeoff of fixed assets. For fiscal 2001, one-time items included discontinued operations and the gain on the sale of merchant payment solutions. Table 1b on page 55 of the 2001-2002 Annual Report provides details of these items.

 Adjusted income in 2002 was $555 million or $2.86 per share compared to $580 million or $2.87 per share in 2001. Income was down 4% while earnings per share remained relatively stable due to the repurchase of 9.5 million common shares under the Bank's normal course issuer bid. By comparison, the average income of the five major Canadian banks declined 28% from 2001 to 2002.

Adjusted income for 2002 for Personal Banking and Wealth Management totalled $253 million, up 4% over 2001. The growth in adjusted income for Personal Banking was offset by the weaker performance of brokerage activities as a result of lower transaction volumes.

Income for Commercial Banking totalled $119 million in 2002, unchanged from 2001. The decline in revenues, attributable to reduced loan volumes as a result of weak credit demand, was offset by a reduction in expected loan losses.

Financial Markets, Treasury and Investment Banking recorded income of $250 million in 2002 for a 23% year-over-year increase. This performance was primarily attributable to asset and liability matching operations as well as National Bank Financial's institutional operations.

Overall, the Bank's results compare favourably to those of the other major Canadian banks. In addition, the Bank began fiscal 2003 on a solid footing, mainly because of the quality of its credit portfolio and its high capital ratios.

PERFORMANCE GRAPH FOR COMMON SHARES OF THE BANK
The following performance graph shows the cumulative total return of a $100 investment in common shares of the Bank made on October 31, 1997 compared to the cumulative total return of the S&P/TSX Banks and Trusts subindex and the S&P/TSX Composite Index for the five most recently completed financial years, assuming dividends are fully reinvested at the market price on each dividend payment date.

FIVE-YEAR CUMULATIVE TOTAL RETURN ON A $100 INVESTMENT


                                [LINE-CHART]


                               Oct. 1997 ($)  Oct. 1998 ($)  Oct. 1999 ($)  Oct. 2000 ($)  Oct. 2001 ($)  Oct. 2002 ($)
                               -------------  -------------  -------------  -------------  -------------  -------------
National Bank of Canada            100.00        118.25          94.79         136.94         137.19         171.29
S&P/TSX Banks and Trusts           100.00         96.05         101.69         142.62         140.88         146.83
S&P/TSX Composite Index            100.00         92.22         109.51         147.19         106.77          98.57

NATIONAL BANK OF CANADA

TOTAL COMPENSATION OF NAMED EXECUTIVE OFFICERS OF THE BANK

SUMMARY OF TOTAL COMPENSATION OF NAMED EXECUTIVE OFFICERS
The following table, presented in accordance with Canadian securities legislation, shows the total compensation paid by the Bank and its subsidiaries to each of the Named Executive Officers, during each of the three most recently completed financial years. The persons named in this table are collectively the "Named Executive Officers".

                                                   Annual Compensation               Long-Term Compensation
                                       ----------------------------------------   -----------------------------
                                                                                       Awards          Payouts
                                                                                  -----------------   ---------
                                                                                     Securities
                                                                                     Awarded(3)
                                                                                        Under         Long-Term
                                                                 Other Annual     -----------------     Bonus       All Other
                                       Salary        Bonus(1)   Compensation(2)     SARs    Options    Program    Compensation
Name and Principal Position     Year     ($)           ($)          ($)             (#)       (#)        ($)          ($)
---------------------------     ----   -------      ---------   ---------------   -------   -------   ---------   ------------
ANDRE BERARD(4)                 2002   286,900(4)     600,000           833           nil   218,600         N/A   1,165,433(5)
Chairman of the Board           2001   680,000      1,083,920         2,928           nil   265,000         N/A         N/A
                                2000   680,000        940,000         5,104       265,000       nil         N/A         N/A

REAL RAYMOND(6)                 2002   692,137(6)     800,000         4,339           nil   149,940     450,000(7)      N/A
President and                   2001   461,800        800,000           653           nil    88,300         N/A         N/A
Chief Executive Officer         2000   385,000        500,000            74       122,000       nil         N/A         N/A

JEAN TURMEL                     2002   500,000      3,567,333         4,037           nil   124,900   1,783,667(8)      N/A
President - Financial           2001   500,000      3,243,333        24,470           nil    88,300   1,621,667         N/A
Markets, Treasury and           2000   385,000        802,000         5,458       122,000       nil         N/A         N/A
Investment Bank

LOUIS VACHON                    2002   250,000      2,009,582           169           nil    28,300         N/A         N/A
Senior Vice-President           2001   250,000      2,103,200            35           nil    30,000         N/A         N/A
Treasury and Financial          2000   234,000      1,021,040           104        29,000       nil         N/A         N/A
Markets

G.F. KYM ANTHONY                2002   370,000      2,750,273        83,008           nil    42,800         N/A         N/A
President and                   2001   374,600      1,950,452       100,916           N/A       N/A         N/A         N/A
Chief Executive Officer         2000   400,000      2,902,400           nil           N/A       N/A         N/A         N/A
National Bank Financial Inc.

GERMAIN CARRIERE                2002   277,500      1,575,000        16,175           nil    21,400         N/A         N/A
President and                   2001   280,962        885,800        34,716           N/A       N/A      64,818(9)      N/A
Chief Operating Officer         2000   150,000      2,250,000         1,541           nil       N/A     260,920(9)      N/A
Individual Investor Services
National Bank Financial Inc.

----------
(1) Excluding all portions of bonuses paid in the form of DSUs for Officers. For more information, please refer to the "Annual Bonus Program" section in the Circular.
(2) The amounts in this column only represent benefits relating to loans granted at preferred interest rates to Named Executive Officers. The Named Executive Officers have the use of a leased car and may, at their option, participate in the Employee Share Ownership Plan of the Bank; the aggregate value of these benefits for the financial year ended October 31, 2002 does not exceed the lesser of: $50,000 or 10% of the annual salary and bonuses paid to Named Executive Officers. In addition, for G.F. Kym Anthony, this amount includes $67,200 received as deferred compensation for prior years (2000/2001) and $15,808 paid under the EdgeStone Affiliate Fund co-investment program. For Germain Carriere, this amount includes $15,175 and $33,716 for 2002 and 2001, respectively, paid under the EdgeStone Affiliate Fund co-investment program.
(3) These securities were awarded under the Stock Appreciation Rights Plan and the Stock Option Plan of the Bank. For further information, refer to the "Stock Option Plan" and the "Stock Appreciation Rights Plan" sections in the Circular.
(4) Andre Berard ceased to be Chief Executive Officer on March 13, 2002. His salary was established at $286,900, representing an annual salary of $680,000.
(5) This amount includes a lump sum payment of $850,508 to highlight Mr. Berard's overall contribution to the bank's development and financial market consolidation, as well as $314,925 paid as a retirement allowance.
(6) Real Raymond was appointed President and Chief Executive Officer by the Board on March 13, 2002. His annual salary in this capacity was set at $750,000.
(7) Real Raymond received a medium-term bonus in the form of DSUs for Officers representing 14,540 units based on a price of $30 .95 per share. For further information, refer to the "Annual Bonus Program" section in the Circular.
(8) With regard to the bonus for 2002, Jean Turmel received 33% of his bonus in the form of DSUs for Officers in two installments representing 34,762 units based on a price of $31.96 per share and 21,734 units based on a price of $30.95 per share, respectively. For further information, refer to the "Annual Bonus Program" section in the Circular.
(9) Under the long-term variable compensation program of National Bank Financial, as described hereafter, Germain Carriere received 2,406 deferred stock units based on a price of $26.94 per share in 2001 and 11,000 deferred stock units based on a price of $23.72 per share in 2000.

SUMMARY OF LONG-TERM VARIABLE COMPENSATION OF NAMED EXECUTIVE OFFICERS
The table below specifies the number of options awarded to Named Executive Officers under the Stock Option Plan during the financial year ended October 31, 2002. These options were exercisable by their holders as follows: 25% as of December 2002; with a further 25% exercisable as of December 2003, another 25% exercisable as of December 2004, and the remainder as of December 2005. These options expire on December 31, 2011. During the 30-day period prior to the awarding of the options, the closing price of the common shares of the Bank on The Toronto Stock Exchange fluctuated between $26.30 and $28.59.

OPTIONS AWARDED DURING THE FINANCIAL YEAR ENDED OCTOBER 31, 2002

                                         % of Total
                                       Options & SARs                     Market Value of a
                        Number of         Awarded to        Exercise       Common Share on
                         Options      Employees During     Price of an    the Day Preceding     Expiry
Name                     Awarded     the Financial Year     Option ($)      the Award ($)        Date
----                    ---------    ------------------    -----------    -----------------    --------
ANDRE BERARD             218,600            11.4              28.01             28.01          31/12/11
REAL RAYMOND             149,940             7.9              28.01             28.01          31/12/11
JEAN TURMEL              124,900             6.5              28.01             28.01          31/12/11
LOUIS VACHON              28,300             1.5              28.01             28.01          31/12/11
G.F. KYM ANTHONY          42,800             2.2              28.01             28.01          31/12/11
GERMAIN CARRIERE          21,400             1.1              28.01             28.01          31/12/11

The following table lists, for each of the Named Executive Officers, the number of securities affected by options/SARs exercised during the financial year ended October 31, 2002, the total value realized, and the number and value of unexercised in-the-money options/SARs outstanding as at October 31, 2002. The value of unexercised options at financial year-end is equal to the difference between the exercise price of the options and the closing price of common shares of the Bank on The Toronto Stock Exchange on the last business day of the financial year, namely, $29.39 per common share. The value of unexercised SARs at financial year-end is equal to the difference between the exercise price of the SARs and the closing price of common shares of the Bank on The Toronto Stock Exchange on the last business day of the financial year, namely, $29.39 per common share.

OPTIONS/SARs EXERCISED BY THE NAMED EXECUTIVE OFFICERS DURING THE FINANCIAL YEAR ENDED OCTOBER 31, 2002 AND NUMBER AND VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS/SARs AT FINANCIAL YEAR-END

                      Number of                                                                       Value of Unexercised
                      Securities                          Unexercised Options/SARs at              In-the-Money Options/SARs
                      Affected by     Aggregate              Financial Year-End(1)                   at Financial Year-End
                      Exercised       Value           ------------------------------------    ------------------------------------
Name                  Options/SARs    Realized ($)    Exercisable (#)    Unexercisable (#)    Exercisable ($)    Unexercisable ($)
-----                 ------------    ------------    ---------------    -----------------    ---------------    -----------------
ANDRE BERARD             72,500         1,332,550         631,350             584,350             6,195,127          2,933,911
REAL RAYMOND                  0                 0         167,075             277,165             1,979,217          1,238,707
JEAN TURMEL              30,000           657,000         277,825             267,375             2,742,459          1,268,050
LOUIS VACHON                  0                 0          34,000              69,300               258,535            331,419
G.F. KYM ANTHONY              0                 0               0              42,800                     0             59,064
GERMAIN CARRIERE              0                 0               0              21,400                     0             29,532

----------
(1) The amounts indicated are based on a price of $29.39 per common share, namely, the closing price on the last business day of the financial year ended October 31, 2002.

COMPENSATION OF THE OFFICERS OF NATIONAL BANK FINANCIAL
The officers of National Bank Financial receive a base salary, an annual bonus and long-term variable compensation.

The compensation of the Named Executive Officers is approved by the Human Resources Committee of the Board of Directors of National Bank Financial & Co. Inc., which is comprised of a majority of outside directors. These directors are: Robert Parizeau, Chair, Pierre Ducros, Paul Gobeil and Jean Turmel.

Base Salary
To establish the base salary of its officers, National Bank Financial refers to the salaries of its comparison market, while taking into consideration the criteria specific to National Bank Financial.

Annual Bonus Program
To attract and retain high-calibre employees in the highly competitive securities sector, National Bank Financial offers an annual bonus program which is an important part of the compensation of officers at National Bank Financial. Under this program, bonuses are awarded every six months based on the profitability of securities operations in the sectors under the responsibility of each officer.

Long-Term Variable Compensation Program
G.F. Kym Anthony and Germain Carriere no longer participate in the long-term variable compensation program of National Bank Financial. However, information on their past participation is provided in the "Summary of Total Compensation of Named Executive Officers" table in the Circular. The long-term variable compensation program enables certain officers and employees of National Bank Financial to share in the company's pre-tax profits. It provides for either bonuses to be granted or deferred stock units to be created.

NATIONAL BANK OF CANADA

Eligible participants can acquire these bonuses over a three-year period as follows: 50% payable at the end of the reference year, 25% payable at the end of the second year and 25% payable at the end of the third year.

Since participants are eligible for deferred stock units, they receive phantom stock units of the Bank at a value equal to the market value, based on the average closing price of a regular board lot on The Toronto Stock Exchange for the five trading days immediately prior to the date of the award. The value of the units varies according to the price of Bank shares. In order to encourage participants to remain with National Bank Financial, the deferred stock units vest over a four-year period beginning the year after they are awarded. They may only be converted to cash at the time of retirement, death or upon termination of employment.

As indicated in the "Summary of Total Compensation of Named Executive Officers" table, G.F. Kym Anthony and Germain Carriere participate in the Bank's Stock Option Plan.

RETIREMENT BENEFITS FOR NAMED EXECUTIVE OFFICERS OF THE BANK

PENSION PLAN
With the exception of G.F. Kym Anthony and Germain Carriere, the Named Executive Officers of the Bank participate in a defined benefit pension plan. This plan is fully funded according to the most recent actuarial valuation.

For each year of service credited, the plan grants a pension equal to 2% of average eligible earnings, defined as the average earnings for the 60 highest-paid consecutive months. Compensation consequently varies according to level. For Officers at the level of President, it is based on the salary and the annual bonus. For the Senior Vice-President level, the calculation is based on salary and 25% of the annual bonus (up to a maximum of 20% of salary). This pension is then reduced by the pension acquired under the Canada or Quebec pension plans ("CPP/QPP") while the Named Executive Officer participated in the Bank pension plan, except for the years of participation prior to January 1, 1990 which are reduced by 50%. However, this benefit cannot exceed the maximum pension prescribed under the Income Tax Act (Canada), currently $1,722 per year of service credited. The normal retirement age is 60. However, the plan allows for early retirement, with the employer's consent, as of 55 years of age. Benefits then payable are reduced by the lesser of 4% for each year of early retirement prior to age 60 or 2% for each year by which the sum of the participant's age and years of service falls short of 90.

POST-RETIREMENT ALLOWANCE PROGRAM
With the exception of G.F. Kym Anthony and Germain Carriere, who do not participate in any pension plan, the Named Executive Officers of the Bank are also entitled to receive a post-retirement allowance for life.

This program, in which the Named Executive Officers participate, grants an allowance equal to the difference between the pension which would be payable if there were no provision for a maximum pension (maximum 35 years) and the pension actually paid under the pension plan for the years recognized under the Post-Retirement Allowance Program. In order to calculate this supplemental pension, the annual bonus recognized is limited to 100% of the salary for the President and Chief Executive Officer and to $571,000 for the President - Financial Markets, Treasury and Investment Bank, while for the Senior Vice-President, average eligible earnings are limited to $250,000. The payment conditions of the allowance are identical to those of the pension plan.

Further to a decision taken by the Board at its meeting held on June 20, 2002, the Post-Retirement Allowance Program has been funded since January 1, 2003, in the form of a retirement agreement.

ESTIMATED ANNUAL BENEFITS PAYABLE AT RETIREMENT
The following tables show the estimated annual benefits payable under the Bank's pension plan and the Post-Retirement Allowance Program to the Named Executive Officers of the Bank at the level of President and Senior Vice-President.

PENSIONS PAYABLE AS OF AGE 60

                                   PRESIDENT

AVERAGE                          YEARS OF PARTICIPATION(2)(3)
ELIGIBLE        ----------------------------------------------------------------
EARNINGS(1)        15            20            25            30           35
-----------     -------       -------       -------       -------     ---------
    ($)           ($)           ($)           ($)           ($)          ($)
1,050,000       311,958       416,412       520,866       625,319       730,324
1,200,000       356,958       476,412       595,866       715,319       835,324
1,350,000       401,958       536,412       670,866       805,319       940,324
1,500,000       446,958       596,412       745,866       895,319     1,045,324

                              SENIOR VICE-PRESIDENT

AVERAGE                         YEARS OF PARTICIPATION(2)(3)
ELIGIBLE        ----------------------------------------------------------------
EARNINGS(1)        15            20            25            30           35
-----------     -------       -------       -------       -------     ---------
    ($)           ($)           ($)           ($)           ($)          ($)
200,000          58,766        67,377        75,988        84,599        93,540
225,000          66,682        75,293        83,904        92,516       101,457
250,000          74,599        83,210        91,821       100,432       109,374
300,000          74,599        83,210        91,821       100,432       109,374

----------
(1) The sum of the amounts in the "Salary" and "Bonus" columns of the "Summary of Total Compensation of Named Executive Officers" table in the Circular is used to calculate the average eligible earnings.

(2) Years of service credited on the normal retirement date for the purposes of the pension plan have been estimated as follows:
     o Real Raymond: 35 years
     o Jean Turmel:  24 years
     o Louis Vachon: 24 years
     However, the maximum number of years recognized for the purposes of the Post-Retirement Allowance Program is 35.

(3) The pension is payable for life. Upon the participant's death, 60% of the pension is payable to the spouse. If there is no spouse, part of the pension is payable to the dependent children.


TERMINATION OF EMPLOYMENT POLICY
On November 30, 2000, the Board adopted a policy whereby certain Executive Officers, as defined under the heading "Indebtedness of Directors and Executive Officers", would receive a separation allowance in the event their employment is terminated by the Bank following a change in control. A change in control notably means any change in the ownership of Bank shares following the acquisition of shares, a merger or a business combination, resulting in one shareholder beneficially owning in excess of 20% of the voting shares of the Bank. Under the terms of this policy, the President and Chief Executive Officer as well as the President - Financial Markets, Treasury and Investment Bank would each be entitled to a separation allowance equal to their base salary and average annual bonus for the previous three years (or the target annual bonus for eligible Executive Officers who have been in their positions for less than three years) for a period of 36 months, up to the normal retirement age. Certain other Executive Officers of the Bank are also covered by this policy and could receive a separation allowance equal to their base salary and average annual bonus for the previous three years (or the target annual bonus for eligible Executive Officers who have been in their positions for less than three years) for a period of 18 to 24 months, up to the normal retirement age. In all cases, the separation allowance would also include an amount equal to the estimated value of the stock options and SARs that would have been granted to them had their employment not been terminated. Moreover, all stock options and SARs already granted would immediately be vested and the Executive Officers would have up to 12 months in which to exercise the options or SARs.

National Bank Financial Inc. has entered into separate agreements with G.F. Kym Anthony and Germain Carriere which set out the terms and conditions of their respective compensation in the event that their employment is terminated either by National Bank Financial Inc. or following a change in control. The terms and conditions of these agreements are in line with the policy described above and would entitle each of them to a separation allowance equal to his base salary and his average annual bonus for the previous two years for a period of 24 months, up to the normal retirement age.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
In the normal course of its operations, the Bank grants loans to its directors, officers and employees.

As at January 1, 2003, total loans outstanding (other than routine indebtedness as defined by Canadian securities legislation) granted notably to directors and Executive Officers of the Bank, as defined below, amounted to approximately $249,046,674. This total includes mortgage loans for an aggregate amount of approximately $226,273,249, personal loans for an aggregate amount of approximately $21,880,036 and investment loans for the purchase of securities of the Bank or its subsidiaries for an aggregate amount of approximately $893,389. None of these loans was granted to a director. For the purposes of this section, the term "Executive Officers" includes: the President and Chief Executive Officer, the President - Financial Markets, Treasury and Investment Bank, the Senior Vice-Presidents, and other officers of the Bank or one of its subsidiaries who perform a policy-making function in respect of the Bank.

NATIONAL BANK OF CANADA

The tables below show loans granted to Executive Officers of the Bank, in accordance with Canadian securities legislation.

TABLE OF INDEBTEDNESS OF EXECUTIVE OFFICERS UNDER SECURITIES PURCHASE PLANS

                                                               Largest Amount Outstanding
                                    Involvement of the Bank     During the Financial Year       Balance as at
Name and Principal Occupation           or a Subsidiary        Ended October 31, 2002 ($)   January 1, 2003 ($)
-----------------------------       -----------------------    --------------------------   -------------------
MICHEL TREMBLAY(1)
Senior Vice-President - Personal    Loans granted by
Banking and Wealth Management       National Bank of Canada              163,017                   134,866

----------
(1) Loan granted for the purchase of 69,289 Class A voting common shares of Natcan Investment Management Inc. pursuant to this subsidiary's long-term bonus program and secured by a mortgage. The principal of the loan bears interest at the Bank's prime rate less 2% and, subject to the usual prepayment clauses, at least 4% of the principal is repayable on March 31 of each year. These shares are subject to certain transfer restrictions and are redeemable at any time.


TABLE OF INDEBTEDNESS OF EXECUTIVE OFFICERS OTHER THAN UNDER SECURITIES PURCHASE PLANS


                                                                   Largest Amount Outstanding
                                        Involvement of the Bank    During the Financial Year        Balance as at
Name and Principal Occupation               or a Subsidiary        Ended October 31, 2002 ($)    January 1, 2003 ($)
-----------------------------           -----------------------    --------------------------    -------------------
G.F. KYM ANTHONY
President and Chief Executive Officer   Loans granted by
National Bank Financial Inc.            National Bank of Canada             1,130,490(1)              1,578,463

RICHARD BARRIAULT
Vice-President - Taxation               Loans granted by
National Bank of Canada                 National Bank of Canada                18,234(1)                  9,961

JEAN-PAUL CARON
Vice-President - Corporate Affairs      Loans granted by
National Bank of Canada                 National Bank of Canada                64,006(2)                 60,764

GERMAIN CARRIERE
President and Chief Operating Officer
Individual Investor Services            Loans granted by                      676,681(1)                883,342
National Bank Financial Inc.            National Bank of Canada                58,004(2)                 17,145

MICHEL LABONTE
Senior Vice-President
Finance and Technology                  Loans granted by                       27,351(1)                 19,236
National Bank of Canada                 National Bank of Canada                27,000(2)                 15,063

MARIO LECALDARE(3)
Vice-Chairman of the Board
Restructuring Group                     Loans granted by                      263,892(1)                300,089
National Bank Financial Inc.            National Bank of Canada               400,000(2)                382,564

REJEAN LEVESQUE
Senior Vice-President
Northern and Eastern Quebec             Loans granted by
National Bank of Canada                 National Bank of Canada                12,156(1)                  6,640

NATIONAL BANK OF CANADA



TABLE OF INDEBTEDNESS OF EXECUTIVE OFFICERS OTHER THAN UNDER SECURITIES PURCHASE PLANS (CONT.)

                                                                   Largest Amount Outstanding
                                        Involvement of the Bank    During the Financial Year        Balance as at
Name and Principal Occupation               or a Subsidiary        Ended October 31, 2002 ($)    January 1, 2003 ($)
-----------------------------           -----------------------    --------------------------    -------------------
MARTIN OUELLET
Vice-President and Treasurer            Loans granted by
National Bank of Canada                 National Bank of Canada                18,234(1)                  9,961

ENRICO PALLOTTA(3)
Managing Director                       Loans granted by                       27,251(1)                 41,205
National Bank Financial Inc.            National Bank of Canada               497,536(2)                416,804

LUC PAPINEAU
Senior Vice-President
Wealth Management Advisory Services     Loans granted by
National Bank of Canada                 National Bank of Canada               300,000(2)                293,397

NICOLE RONDOU
Vice-President - Compliance             Loans granted by
National Bank of Canada                 National Bank of Canada                 6,078(1)                  3,320

LOUIS VACHON
Senior Vice-President
Treasury and Financial Markets          Loans granted by
National Bank of Canada                 National Bank of Canada                82,052(1)                 57,707

W. DAVID WOOD
Executive Vice-President and
Chief Administrative Officer            Loans granted by
National Bank Financial Inc.            National Bank of Canada               843,033(1)              1,095,309

----------

(1) This amount represents one or more personal leveraged loans (the "Leveraged Loans") granted to a director or Executive Officer in order to finance the participant's equity commitments under the EdgeStone Affiliate Fund co-investment program. All Leveraged Loans bear interest at the federal prescribed rate published monthly and are secured by a pledge of the participant's interest in the limited partnerships comprising the EdgeStone Affiliate Fund co-investment program. This program provides Officers and eligible employees of the Bank and of entities affiliated with the Bank the opportunity to co-invest with EdgeStone Capital Equity Fund II, L.P., EdgeStone Capital Mezzanine Fund II, L.P. and EdgeStone Capital Venture Fund, L.P. (collectively, the "Main Funds") and with the Bank or a company in which the Bank holds an indirect interest. Officers and eligible employees are offered credit facilities by the Bank or its affiliates in particular through limited recourse Leveraged Loans. Leveraged Loans may bear interest and will mature on the earliest of: (i) the 10th anniversary date of the applicable Main Fund, (ii) the termination of the applicable Affiliate Fund limited partnership, (iii) the sale or disposition of the applicable Affiliate Fund limited partnership interest held by a participant or (iv) the date the principal amount under the Loan otherwise becomes due and payable. The lender will have personal recourse against the participant equal to 50% of the participant's total commitment (equity and leveraged portion). Recourse for the balance of the Leveraged Loan is limited to the participant's Affiliate Fund partnership interest and the distributions thereon.

(2) This amount represents a loan or the sum of loans granted to an Executive Officer of the Bank, which must be disclosed in accordance with the relevant securities legislation. The loan or loans may have been granted in the form of either of the following:

     - A personal loan in excess of $25,000 granted for consumer purchases, construction and home improvements and sundry investments, granted according to the standards applicable to clients, except for the interest rate, which ranges between half of the Bank's prime rate and the prime rate, or as a loan granted under a relocation agreement;

     - A loan secured by a mortgage on the borrower's main residence, which exceeds the Executive Officer's annual salary; it is granted according to the standards applicable to clients, except for the interest rate, which is at one-third of the Bank's client rate on the first $50,000 and at the Bank's prime rate less 5% on the amount in excess thereof but such rate cannot be lower than the rate applied to the first $50,000;

     - A loan secured by a mortgage on the borrower's secondary residence. This loan is granted on market terms and conditions.

(3) On March 4, 2002, the Bank's Corporate Banking operations were transferred to National Bank Financial Inc. Further to an agreement between the Bank and the Officer, the benefits related to reduced-rate loans are maintained until March 31, 2003.

NATIONAL BANK OF CANADA



SECTION IV - OTHER INFORMATION

LIABILITY INSURANCE FOR DIRECTORS AND OFFICERS
The Bank is covered by a blended risk insurance program, which includes public liability insurance for directors and Officers of the Bank and its subsidiaries. This policy provides coverage of $100,000,000 with a deductible of $10,000,000 per claim.

This insurance protects directors and Officers of the Bank from acts, errors or omissions committed in the course of their duties as directors or Officers. Illegal acts and those committed for personal gain are excluded from this coverage. The Bank's insurer estimates that the portion of the annual premium attributable to the public liability insurance for directors and Officers is approximately $585,000.

REPURCHASE OF SHARES
The Bank currently has a normal course issuer bid (the "Issuer Bid") in place under which it intends to repurchase for cancellation, from time to time and during a given period (hereafter referred to), a given number of common shares through The Toronto Stock Exchange. The Issuer Bid as filed allows for the purchase of up to 9,100,000 common shares representing approximately 5% of the outstanding common shares. In the opinion of the Board, the purchase of common shares pursuant to the Issuer Bid constitutes an appropriate use of the Bank's surplus funds.

The Issuer Bid, which commenced on January 20, 2003, will run for a period ending on the earlier of i) the date on which the Bank repurchases the maximum number of common shares, i.e., 9,100,000, or ii) the date on which the Bank otherwise decides not to repurchase further shares, or iii) on January 19, 2004. The price the Bank pays for any common share which it repurchases shall be the prevailing market price of a common share on The Toronto Stock Exchange on the purchase date.

To the knowledge of the Bank, its directors and Officers, after reasonable verification, as at the date hereof, the Bank repurchased 9,500,000 common shares as part of its previous normal course issuer bid, representing approximately 5% of the common shares outstanding at the time the issuer bid was made on March 5, 2002.

CORPORATE GOVERNANCE
The Statement of Corporate Governance Practices of the Bank Incorporating the Guidelines of The Toronto Stock Exchange is presented in Schedule D of the Circular. The Statement of Corporate Governance Practices of the Bank was reviewed by the Conduct Review and Corporate Governance Committee and approved by the Board. In addition, Schedule C of the Circular contains a description of the various Board committees, including their mandates and activities.

MINUTES
A copy of the minutes of the Annual Meeting of Common Shareholders of the Bank held on March 13, 2002 has been mailed to shareholders with the Circular.

ADDITIONAL INFORMATION
The Bank will provide to any person, upon request, a copy of the Annual Report, a copy of the Annual Information Form together with a copy of any document incorporated therein by reference, a copy of the annual consolidated financial statements for the financial year ended October 31, 2002 together with the accompanying auditor's report, a copy of any subsequent quarterly financial statements and a copy of the Management Proxy Circular of the Bank in respect of its most recent annual meeting that involved the election of directors. To obtain copies of these documents, send your request to the Corporate Secretary's Office of the Bank, 600 de La Gauchetiere West, 4th Floor, Montreal, Quebec, Canada H3B 4L2.

APPROVAL OF THE BOARD OF DIRECTORS
The Board has approved the contents of this Management Proxy Circular and the mailing thereof to the shareholders.


Linda Caty
Vice-President and Corporate Secretary
Montreal, January 23, 2003

SCHEDULE A

SHAREHOLDER PROPOSALS
Proposals Nos. 1 to 4 inclusively have been submitted to the management of the Bank by the Association for the Protection of Quebec Savers and Investors, a shareholder located at 425 de Maisonneuve West, Suite 1002, Montreal, Quebec H3A 3G5.

PROPOSAL NO. 1

PROPOSAL AND STATEMENT OF THE SHAREHOLDER:
"It is proposed that the company abolish stock option plans as a form of compensation to executive officers and directors.

Beginning in the mid-1990s, the compensation strategies of North American companies have tended towards the growing use of stock options as part of the compensation of their executive officers and directors. This practice has generally given rise to excessive, illegitimate and indefensible levels of compensation, in light of the performance of the vast majority of companies and the stock returns offered to shareholders. These abuses have contributed significantly to the dramatic loss of confidence in the quality of the governance of publicly-traded companies and the integrity of financial markets by investors and the public. Executive officer compensation has become completely divorced from the long-term objectives set for management and has been transformed into an incentive to manage companies based on the immediate stock price. The massive use of stock options in the compensation system is the main reason for these distortions and, in several cases, the source of numerous frauds where officers, with the complicity of their auditors, violated rules of conduct and the law to traffic information on the real financial condition of their companies. As a growing number of observers and specialists have noted, assigning to options the objective of aligning the interests of officers with those of shareholders has manifestly failed. In fact, they encouraged the devastation of shareholder assets by the executive officers of their companies. On September 26, 2002, the Canadian Council of Chief Executives (CCCE, Governance, Values and Competitiveness; A Commitment to Leadership, September 2002, page 16) also came to the same conclusion, stating that it "understood the frustration felt by investors when senior executives are rewarded handsomely for past performance that proves to be short-lived." This form of compensation must be eliminated and alternative solutions found, such as awarding shares with the requirement that they be held for a minimum period of time, in order to align officers' interests with those of shareholders. The National Bank is therefore requested not to extend its stock option plans for executive officers and directors once the obligations undertaken in the past have been honoured."

POSITION OF THE BANK:
Since Officers have an impact on the Bank's long-term growth, the Bank seeks to attract and interest high-calibre managers. It is essential that the Bank recruit, retain and motivate talented and competent managers in order to achieve its return and performance objectives. To do otherwise would, ultimately, have a negative impact for our shareholders.

Stock option plans, for which only Officers and certain key Bank employees are eligible, are a profit-sharing tool aimed at encouraging them to stimulate the growth of shareholder investments by aligning part of their compensation to the Bank's performance. Thus, the interests of Officers are directly aligned with those of the shareholders of the Bank, for the benefit of the shareholders. The directors of the Bank, with the exception of those who are also Officers of the Bank, do not participate in any stock option plan.

The Human Resources Committee was mandated by the Board of Directors to review and approve the Bank's compensation practices and policies, including more specifically the stock option plans. The awarding of options and the assessment of Officers' performance is carried out under the control of this Committee, which is composed exclusively of outside directors.

In recent months, the Committee directed outside consultants to conduct a comparative study of stock option plans. The results revealed that the plans currently in place at the Bank reflect general practices in its comparison market. However, in order to further align executive compensation with shareholder return, the Board adopted share ownership guidelines for all Bank Officers. Under these new guidelines, Officers are required to hold a minimum number of common shares, the value of which is proportional to the compensation they receive and the position they hold. Moreover, a provision obliges Officers who are members of the Executive Committee to keep for a one-year period, after tax considerations, shares acquired through the exercise of options.

Moreover, as of November 1, 2002, the beginning of the financial year, the Bank has opted to expense the cost of stock options based on the fair market value of the options as determined by an options valuation model and as recommended under the accounting standards published by the Canadian Institute of Chartered Accountants.

The shareholder proposal would eliminate a major compensation tool and an effective method for fostering the Bank's growth and profitability. The shareholder proposal is therefore not in the best interest of all shareholders.

For all these reasons, management recommends voting AGAINST this proposal.

NATIONAL BANK OF CANADA

PROPOSAL NO. 2
PROPOSAL AND STATEMENT OF THE SHAREHOLDER: "It is proposed that the Chairman of the Board, as well as the chairs of Board committees present a verbal report and answer shareholders' questions at the annual meeting of the company.

A company's business operations and internal affairs must be discussed at annual shareholder meetings. The quality of governance is an internal issue which should be at the core of discussions at the annual meeting of shareholders. Poor corporate governance has caused investors to lose billions of dollars in recent years as a result of bankruptcy and fraud, which have had direct consequences not only for the shareholders of those companies, but for the entire financial community. Corporate governance is not just an ideal, a theoretical concept or a question of ethics. It is also a matter of return for shareholders. The Board of Directors is a fundamental component of the governance system of public companies and plays a key role in decisions in this regard. It is the centre of a chain of delegation which extends from the shareholders to the executive officers. The Board's main responsibilities are to oversee the management of the company on behalf of the shareholders, who have entrusted this mandate to it, to make certain decisions (for example the hiring and compensation of executive officers) and, in general, to identify conflicts of interest between executive officers and shareholders and resolve them to the benefit of the shareholders. In carrying out its mandate and discharging its responsibilities, the Board of Directors entrusts some of these major issues to committees. By virtue of this delegation of responsibility and the governance mandate, the management of the company must report to the Board. By virtue of this same chain of delegation of responsibility, the Board of Directors must report to the shareholders on the way it carried out its duties in their name. The objective of this proposal is, first, to strengthen the ties between the Board, its committees and the shareholders and, second, to enable shareholders to judge the quality of governance in the company. Its adoption would allow for shareholders to obtain additional information on certain matters with respect to how the Board carries out its mandate and enhance transparency in their favour."

POSITION OF THE BANK:
At all meetings of shareholders of the Bank, the President and Chief Executive Officer reviews the previous year in detail and presents the Bank's objectives and strategies for the future.

During the question period reserved for shareholders, the Chairman of the Board and the President and Chief Executive Officer answer questions directly. However, they frequently ask the chairs of Board committees or Officers to provide information to the shareholders directly. Officers and committee chairs will continue to answer questions from the shareholders and give them the information requested. The Bank does not intend to change this practice.

Shareholders may also consult this Circular for information on the role, responsibilities and activities of each of the Board committees.

For all these reasons, management recommends voting AGAINST this proposal.

PROPOSAL NO. 3

PROPOSAL AND STATEMENT OF THE SHAREHOLDER:
"It is proposed that the company not grant the directors and executive officers any personal loan other than in the normal course of business and at the regular rate of interest.

These reduced-rate loans are granted for personal use (consumer purchases, investments and other) and they are not always repaid. Companies have no reason to grant such sinecures to executive officers and directors who are already very highly paid. The practice of using personal loans to speculate on shares of their own company combined with awards of large quantities of stock options has encouraged abuse by officers and contributed to the recent financial scandals, the sharp drop in stock prices as well as the erosion of investor confidence. A number of companies have already announced that they intend to abolish these programs, which in no way benefit the interests of shareholders."

POSITION OF THE BANK:
First, it should be noted that the directors do not benefit from reduced-rate loans.

Reduced-rate loans, which are tools to retain employees, form part of the benefits offered to all permanent Bank employees and, by the same token, of its overall compensation policy.

The Bank regularly reviews the benefit programs that it offers to its employees. A new program was recently introduced. The credit conditions offered to all employees, including Officers, were standardized. All Bank employees will now be subject to the same conditions and will benefit from the same rates with respect to the loans granted, regardless of their position.

Management considers that it is not desirable to eliminate personal loans to Officers. However, the management of the Bank is closely monitoring changes in industry practices and regulations, and will obviously ensure that the latter are respected.

For all these reasons, management recommends voting AGAINST this proposal.

NATIONAL BANK OF CANADA

PROPOSAL NO. 4

PROPOSAL AND STATEMENT OF THE SHAREHOLDER:
"It is proposed that the Board of Directors create an ethics committee that is responsible for ensuring that the company takes all the necessary means to foster a corporate culture based on the highest ethical standards.

The events of the past few years have drawn attention to the moral decadence of a sizeable fringe in the business world. Society and shareholders demand that their companies adhere to ethical principles and demonstrate a high degree of social conscience. It is not enough for a company to have adopted a code of business conduct if such a code is not underpinned by mechanisms that encourage compliance by all the personnel, and by control measures and sanctions for those who fail to comply with it. Moreover, this code must be reviewed regularly to reflect the new realities of society and the business world. Shareholders are sounding the alarm, letting their company know that it must practice zero tolerance when it comes to the issue of integrity and they want this message to be clearly heard. To do this, they are asking that the Board of Directors create a board committee that specifically addresses ethical matters. This committee would be responsible for ensuring that management adopts measures to strengthen an ethics-based corporate culture. It would be responsible for ensuring that a strict code of conduct would be circulated at all levels of the company, reviewed regularly and that efficient mechanisms would control its application. Ethics and integrity are not simply theoretical concepts, they are criteria on which clients, suppliers, creditors and investors increasingly base their business decisions. Consequently, this proposal relates both to the company's conduct and shareholder return."

POSITION OF THE BANK:
The Board of Directors and the management of the Bank pay close attention to all matters related to integrity and ethics. The Conduct Review and Corporate Governance Committee already assumes the responsibilities of an ethics committee.

The Board has delegated responsibility for recommending orientations, policies and practices in this area to this Committee. The Committee reviews and approves the Code of Professional Conduct applicable to the directors, Officers and employees of the Bank and its subsidiaries, and is responsible for ensuring that it is respected.

The Board has also delegated to the Committee specific responsibility for ensuring that legislation and regulations governing related party transactions are respected as well as oversight of potential situations of conflict of interest and the use of confidential information. Shareholders may also consult this Circular in order to obtain more information about the role, responsibilities and activities of this Committee.

For all these reasons, management recommends voting AGAINST this proposal.

SCHEDULE B

RECORD OF ATTENDANCE BY DIRECTORS
for the financial year ended October 31, 2002

                                   Attendance at Board and                                       Attendance at Board and
                                      Committee Meetings                                            Committee Meetings
                                   -----------------------                                       -----------------------
Director                           Board        Committees     Director                           Board       Committees
--------                           -----        ----------     --------                           -----       ----------
ANDRE BERARD                       15/15               -       JEAN GAULIN(4)(HR)                 13/15            3/4
LAWRENCE S. BLOOMBERG              15/15               -       PAUL GOBEIL (ARM)(G)               15/15          15/17
PIERRE BOURGIE (ARM) (G)           14/15           17/17       SUZANNE LECLAIR(1)(3)(G)           14/15            7/7
GERARD COULOMBE (HR)               15/15             7/7       BERNARD LEMAIRE                    14/15              -
FRANCOIS J. COUTU (1)(HR)          11/15            9/10       ROBERT PARIZEAU(2)(5)(ARM)(HR)     15/15          17/17
BERNARD CYR(2)(ARM)                15/15             9/9       E.A. (DEE) PARKINSON-MARCOUX (HR)  13/15            6/7
SHIRLEY A. DAWE (G)(HR)            14/15           11/12       REAL RAYMOND                       15/15              -
NICOLE DIAMOND-GELINAS (ARM)       14/15           12/12       ROSEANN RUNTE(3)(G)                14/15            3/4
JEAN DOUVILLE(3)(ARM)(G)           13/15           16/16       JEAN TURMEL                        14/15              -
MARCEL DUTIL (HR)                  14/15             6/7       DENNIS WOOD (G)                    13/15            4/5


SUMMARY OF THE NUMBER OF BOARD AND COMMITTEE MEETINGS held during the financial year ended October 31, 2002


Board of Directors                          15      Conduct Review and Corporate Governance Committee (G)    5
Audit and Risk Management Committee (ARM)   12      Human Resources Committee (HR)                           7

CHANGES AS AT MARCH 13, 2002
(1) Ms. Leclair and Mr. Coutu ceased to be members of the Audit and Risk Management Committee.
(2) Mr. Cyr and Mr. Parizeau were appointed members of the Audit and Risk Management Committee.
(3) Ms. Leclair, Ms. Runte and Mr. Douville were appointed members of the Conduct Review and Corporate Governance Committee.
(4)  Mr. Gaulin was appointed a member of the Human Resources Committee.
(5) Mr. Parizeau ceased to be a member of the Conduct Review and Corporate Governance Committee.

NATIONAL BANK OF CANADA



SCHEDULE C

COMMITTEES OF THE BOARD
The main duty of the Board of Directors ("the Board") is to oversee the management of the Bank either directly or through its committees. The responsibility of the Board is to protect the assets of the Bank, and to ensure its viability, profitability, long-term survival and development. The Board delegates some of its responsibilities to committees in order to increase its effectiveness. The Board adopted a structure comprised of three standing committees, namely, the Audit and Risk Management Committee, the Human Resources Committee, and the Conduct Review and Corporate Governance Committee, and approved the mandates thereof. The committees, through their respective chairs, are required to report to the Board on their deliberations. A summary of the number of Board and committee meetings held during the financial year ended October 31, 2002 is presented in Schedule B of the Management Proxy Circular (the "Circular").

AUDIT AND RISK MANAGEMENT COMMITTEE
The Board has entrusted certain of its powers to the Audit and Risk Management Committee in order to assist it in overseeing the management of the Bank. In this regard, the Committee reviews the financial statements, financial reporting processes, internal controls, audit processes and management information systems in order to determine their integrity and effectiveness. In addition, it oversees, on behalf of the Board, independent functions such as internal and external audits, and the corporate compliance function.

It also conducts a detailed review of risk management and the control methods used therefor.

The Committee is comprised of six outside and unrelated directors. All the members of the Committee are financially literate and at least one member has accounting or financial expertise.

MEMBERS
Pierre Bourgie, Chair
Bernard Cyr
Nicole Diamond-Gelinas
Jean Douville
Paul Gobeil
Robert Parizeau

MANDATE AND ACTIVITIES
Specifically, the Committee has the following responsibilities:

Audit component
o Require management to implement and maintain appropriate internal control procedures and annually review the effectiveness of these procedures;
o review internal and external auditors' reports on a quarterly or annual basis and ensure that the necessary measures are taken to follow up the suggestions resulting from such reports;
o    review and approve the annual internal audit plan;
o review the nature and scope of the work of the external auditors for the Bank;
o ensure cooperation between the internal Audit sector of the Bank and the external auditors;
o review and discuss the report prepared by the external auditors detailing all factors that might have an impact on their independence and objectivity; recommend measures to be taken by the Board to ensure the independence of the external auditors; and
o recommend to the Board the appointment or dismissal of the internal auditor and make recommendations regarding the appointment and remuneration of the external auditors.

Financial Analysis component
o review the quarterly and annual consolidated financial statements of the Bank and recommend approval thereof to the Board, and review the financial statements of certain subsidiaries;
o review such investments and transactions that could adversely affect the financial well-being of the Bank as the external auditors or management may bring to its attention;
o review management's report on any dispute, notice of assessment or any other claim of a similar nature which could have a material impact on the financial condition of the Bank and ensure that such material claims are properly disclosed in the financial statements; and
o meet with representatives of the Office of the Superintendent of Financial Institutions Canada ("OSFI").

Risk Management component
o review and recommend to the Board the adoption of policies for managing material risk, notably policies related to credit risk, market risk, structural risk, fiduciary risk and operational risk, and review these policies annually;
o review changes in impaired loans, ensure that they are monitored and approve the provisions for credit losses of the Bank, according to the rules established in the Credit Risk Management Policy of the Bank; and
o    review and recommend to the Board, subject to the provisions set out in section 497 of the Bank Act (the "Act"), any transaction between the Bank and a related party.


HUMAN RESOURCES COMMITTEE

The Board of Directors has entrusted certain powers to the Human Resources Committee in order to assist it in overseeing the management of the Bank. In this regard, the Committee reviews and approves the Bank's practices and policies with respect to human resources.

The Committee is comprised of seven outside directors of the Bank. Only one director is related within the meaning of The Toronto Stock Exchange guidelines.

MEMBERS
Robert Parizeau, Chair
Gerard Coulombe
Francois J. Coutu
Shirley A. Dawe
Marcel Dutil
Jean Gaulin
E.A. (Dee) Parkinson-Marcoux

MANDATE AND ACTIVITIES
Specifically, the Committee has the following responsibilities:
o review and approve the description of the functions of the President and Chief Executive Officer and the annual objectives he must achieve;
o review and recommend annually to the Board the adoption of the salary policies and approach with respect to total compensation applicable to the Named Executive Officers, other Officers and employees of the Bank;
o annually evaluate the performance of these Officers and review their total compensation based on the objectives assigned to them and the results achieved;
o approve the amendments made from time to time to the terms and conditions of the Stock Option Plan, the Stock Appreciation Rights Plan and the Deferred Stock Units Plan for Officers;
o study the various components of compensation for Officers and make recommendations to the Board when appropriate;
o review and recommend to the Board that it approve an annual report on the compensation paid to Officers;
o periodically review the management succession plan of the Bank, the succession planning process for the Bank's senior management as well as the profile of Officers possessing the necessary competencies to hold senior management positions at the Bank;
o review and recommend to the Board amendments to the Employee Pension Plan and the Pension Plan for Designated Employees;
o revise and approve the mandate of the Retirement Committee and appoint the internal and external members; and
o approve the financial statements of the pension plans and the Pool Fund of the Participating Pension Plans of the Bank.

CONDUCT REVIEW AND CORPORATE GOVERNANCE COMMITTEE
The Board has entrusted certain powers to the Conduct Review and Corporate Governance Committee in order to assist it in overseeing the management of the Bank. In this regard, the Committee assumes the responsibilities assigned to a conduct review committee under the Act. It also oversees the implementation of corporate governance rules, procedures and policies at the Bank as well as compliance therewith.

The Committee is comprised of seven outside and unrelated directors of the Bank.

MEMBERS
Jean Douville, Chair
Pierre Bourgie
Shirley A. Dawe
Paul Gobeil
Suzanne Leclair
Roseann Runte
Dennis Wood

MANDATE AND ACTIVITIES
Specifically, the Committee has the following responsibilities:

Corporate Governance component
o make recommendations to the Board concerning the adoption of the Bank's orientations, policies, and practices with respect to corporate governance and ensure compliance;
o prepare and review the criteria for selecting directors as well as the procedure for selecting and appointing new directors, and make recommendations thereon to the Board; periodically review the structure, mandate and composition of the Board's committees;
o assess the performance and effectiveness of the Board and its committees and periodically submit reports on the results obtained to the Board;
o periodically review the impact of the Board's size and composition on its activities;
o organize and review education and orientation programs for directors of the Bank;
o make recommendations concerning the remuneration and allowances for directors;
o monitor recent developments concerning corporate governance, particularly the modernization of CDIC Standards of Sound Business and Financial Practices, and review its corporate governance practices in light of recent developments;
o approve the annual report of the Bank with respect to corporate governance, taking into account regulatory requirements; and
o review and recommend to the Board that it approve the Circular, excluding the portion relating to compensation.

Conduct Review component
o review Bank procedures which ensure that transactions with related parties of the Bank comply with the Act and review Bank practices in order to identify any transactions with related parties that could have an adverse effect on the Bank's stability or solvency; establish assessment criteria for determining whether the value of transactions with related parties of the Bank are nominal or immaterial to the Bank;
o oversee the mechanisms and procedures established by the Board governing conflicts of interest, use of confidential information, disclosure of information to customers in accordance with the Act, and the settlement of customer complaints; and
o review the Code of Professional Conduct that applies to directors, Officers and employees of the Bank and its subsidiaries.

NATIONAL BANK OF CANADA



SCHEDULE D

CORPORATE GOVERNANCE
Statement of Corporate Governance Practices of the Bank Incorporating the Guidelines of The Toronto Stock Exchange

TORONTO STOCK EXCHANGE
GUIDELINES                                      CORPORATE GOVERNANCE PRACTICES OF THE BANK
-------------------------------------------     ------------------------------------------
1. THE BOARD OF DIRECTORS SHOULD EXPLICITLY     o  The Board oversees the management of the Bank either directly or
ASSUME RESPONSIBILITY FOR THE STEWARDSHIP          through its committees. The responsibility of the Board is to
OF THE BANK AND SPECIFICALLY FOR:                  protect the Bank's assets and to ensure its viability, profitability, long-term survival and development.

a) THE ADOPTION OF A STRATEGIC PLANNING         o  The Board reviews and approves the Bank's business objectives, the strategic
PROCESS;                                           plan, taking into account the opportunities and risks for the Bank, as well as business plans focusing on major activities. Periodically, a Board meeting is devoted to strategic planning. At subsequent meetings, the directors receive updated information on the status of the strategy deployment.

b) THE IDENTIFICATION OF THE PRINCIPAL          o  The Board, through its Audit and Risk Management Committee, regularly
RISKS ASSOCIATED WITH THE BUSINESS                 assesses the principal risks of the Bank and ensures that the principal
OF THE BANK AND ENSURING THE IMPLE-                risk management policies are adopted, particularly those relating to credit
MENTATION OF APPROPRIATE SYSTEMS TO                risk, structural risk, fiduciary risk, operational risk and market risk
MANAGE THESE RISKS;                                (including liquidity, financing and capital management). In addition, the Board receives the assurance that these policies are implemented and regularly reviewed.

c) SUCCESSION PLANNING, INCLUDING               o  The Human Resources Committee annually reviews the profile of Officers who
APPOINTING, TRAINING AND MONITORING                possess the required competencies to hold senior management positions at
SENIOR MANAGEMENT;                                 the Bank, as well as the Bank's succession plan, and determines development needs as applicable.

d) A COMMUNICATIONS POLICY;                     o  The Board emphasizes transparency in the communication of information to all shareholders, clients and the general public.

                                                o  The Board approves a disclosure policy, which sets up mechanisms to ensure full, accurate and timely communication between the Bank, its shareholders, its clients, financial analysts, the media and the public.
                                                   The Audit and Risk Management Committee reviews documents presenting financial information, the Annual Information Form and media releases related to the publication of the Bank's quarterly and annual consolidated financial statements, before these are authorized by the Board. The Bank's quarterly reports and related conference calls are made available in real time on the Bank's website (www.nbc.ca)

                                                o  The Bank responds to requests from shareholders, investors and financial analysts through its Investor Relations Department, the Corporate
                                                   Secretary's Office or National Bank Trust Inc., the Bank's transfer agent and registrar.

                                                o  The Ombudsman of the Bank handles customer complaints that could not be settled through the administrative channels set up within the Bank. As a last resort, a client who is not satisfied with the way his or her complaint was handled can contact the Ombudsman for Banking Services and
                                                   Investments.

e) THE INTEGRITY OF INTERNAL CONTROL AND        o  The Board, through its Audit and Risk Management Committee and in
MANAGEMENT INFORMATION SYSTEMS.                    consultation with the internal auditor and management of the Bank, examines the effectiveness of the Bank's policies and internal control mechanisms.

                                                o  Each year, the Bank's Internal Audit sector submits a report on the quality of the Bank's internal control system to this Committee.

TORONTO STOCK EXCHANGE
GUIDELINES                                      CORPORATE GOVERNANCE PRACTICES OF THE BANK
-------------------------------------------     ------------------------------------------
2. A MAJORITY OF THE DIRECTORS SHOULD BE        o  As at October 31, 2002, five directors were related to the Bank
"UNRELATED".                                       according to the definition of "unrelated director" (1) provided by The
                                                   Toronto Stock Exchange. The Conduct Review and Corporate Governance
                                                   Committee, to the best of its knowledge, is of the opinion that the other directors are unrelated to the Bank.

                                                o  The Bank respects the provisions of the Bank Act (the "Act") concerning the authorized number of directors "affiliated with the bank". As at October
                                                   31, 2002, seven of the 20 directors were "affiliated with the bank" (2) as defined by the Act.

3. THE APPLICATION OF THE DEFINITION OF         o  The Board, through the Conduct Review and Corporate Governance Committee,
"UNRELATED DIRECTOR" TO THE CIRCUMSTANCES          is responsible for overseeing the application of the definition of
OF EACH DIRECTOR SHOULD BE THE                    "unrelated director" under the guidelines of The Toronto Stock Exchange.
RESPONSIBILITY OF THE BOARD, AS WELL AS THE        This Committee analyzed all the business and related party relationships
DISCLOSURE ON AN ANNUAL BASIS OF THE               of the directors with the Bank or its subsidiaries, as applicable. It was
ANALYSIS OF THE APPLICATION OF THE PRINCI-         determined that the majority of directors are unrelated to the Bank.
PLES SUPPORTING THIS CONCLUSION AND                Of the five directors deemed to be related as defined by The Toronto Stock
WHETHER THE BOARD HAS A MAJORITY OF                Exchange, four are Officers or former Officers of the Bank or of one of its
UNRELATED DIRECTORS.                               subsidiaries and one director has a business relationship with the Bank.

4. THE BOARD SHOULD APPOINT A COMMITTEE         o  The Board has assigned to the Conduct Review and Corporate Governance
OF DIRECTORS COMPOSED EXCLUSIVELY OF OUT-          Committee the duty of administering the selection process in effect for new
SIDE, I.E. NON-MANAGEMENT DIRECTORS, A             directors and to submit its recommendations to the Board. The Committee
MAJORITY OF WHOM ARE UNRELATED, AND                is composed exclusively of outside directors who are unrelated to the Bank.
ASSIGN TO SUCH COMMITTEE THE RESPONSI-
BILITY FOR PROPOSING NEW NOMINEES TO THE        o  The Committee recruits and proposes nominees for director, who have a broad
BOARD AND FOR ASSESSING DIRECTORS ON AN            complementary range of abilities and competencies, as well as pertinent
ONGOING BASIS.                                     expertise that enables them to make an active, informed and profitable contribution to managing the Bank, conducting its business and guiding its development. In its assessment of nominees, the Committee also takes into consideration their availability as well as their knowledge of regional and national issues, and ensures that they enjoy a reputation for integrity and honesty.

                                                o  The Conduct Review and Corporate Governance Committee periodically reviews selection criteria for directors to ensure that they take into account regulatory requirements, expectations as well as the Board's current and future needs with respect to the abilities, competencies and experience of directors.
                                                   These criteria guide the Committee in making its recommendations to the Board.

                                                 o This Committee is also mandated to re-assess each year the eligibility and availability of directors who are nominated for re-election.


----------
(1) An "unrelated director" is a "director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the corporation, other than interests and relationships arising from shareholding."

(2) A director "affiliated with the bank" is a director who is an officer or an employee of the bank or of a corporation controlled by the bank or a person who, directly or through companies with whom such person is affiliated, maintains significant relationships with the bank covering a range of business or shareholding situations, as defined more fully in banking regulations, as well as the spouse of such person.

NATIONAL BANK OF CANADA

TORONTO STOCK EXCHANGE
GUIDELINES                                      CORPORATE GOVERNANCE PRACTICES OF THE BANK
-------------------------------------------     ------------------------------------------
5. THE BOARD SHOULD IMPLEMENT A PROCESS         o  The Conduct Review and Corporate Governance Committee is delegated by the
TO BE MONITORED BY THE APPROPRIATE COM-            Board to implement a process allowing the Committee to assess, from time to
MITTEE, FOR ASSESSING THE EFFECTIVENESS OF         time, the effectiveness of the Board and its committees. Accordingly,
THE BOARD AND THE COMMITTEES OF THE                directors are required to complete a self-assessment questionnaire
BOARD, AS WELL AS THE CONTRIBUTION OF              concerning the overall performance of the Board and its committees, the
INDIVIDUAL DIRECTORS.                              availability of information needed for decision-making and the capacity, in terms of knowledge, of the members of the Board and the committees to process this information for each strategic activity of the Board and the committees. The questionnaire also covers the directors' assessment of the general operation of the Board and its committees; for example, the frequency of meetings, the participation rate of the members and their attendance at such meetings.

                                                o  In order to ensure an impartial process, the duly completed questionnaires are forwarded to an independent firm of experts to compile the results. On receipt of the results, the Chair of the Conduct Review and Corporate
                                                   Governance Committee apprises the Committee members of the results of the self-assessment. The complete study of the results is transmitted to the
                                                   Committee members and to the chairs of the other committees. The Chair of the Conduct Review and Corporate Governance Committee reports on the results of the self-assessment to the Board and presents the recommendations of this Committee.

                                                o  The results of this self-assessment were presented and discussed during the past financial year.

6. PROVIDE AN ORIENTATION AND EDUCATION         o  During the year, the Conduct Review and Corporate Governance Committee
PROGRAM FOR NEW RECRUITS TO THE BOARD.             introduced a new orientation program for new directors of the Bank designed to give them an overview of the Bank and its operations. Meetings are arranged with Senior Management personnel such that new directors can discuss with them the main activities and major challenges facing the Bank.

                                                o  The Conduct Review and Corporate Governance Committee also reviewed its education program for directors and made some changes in order to meet the directors' needs and expectations more effectively in a continually changing economic and regulatory environment.

                                                o  The Directors' Handbook, which describes the responsibilities and obligations of directors, the organizational structure and the mandates of the Board and its committees, is distributed to all the directors and regularly updated.

                                                o  Special presentations are made to the directors at regular meetings on technical, strategic and corporate governance issues, among other topics.
                                                   The directors may at any time communicate with the Bank's Officers to obtain additional information.

7. THE BOARD SHOULD EXAMINE ITS SIZE WITH       o  The Board, through the Conduct Review and Corporate Governance Committee,
A VIEW TO DETERMINING THE IMPACT OF THE            periodically examines the impact of its size and composition on its activities
NUMBER OF DIRECTORS UPON EFFECTIVENESS,            in order to maintain a balance between the directors' competencies and
AND UNDERTAKE, WHERE APPROPRIATE, A                experience that will support the Bank's strategic orientations and
PROGRAM TO REDUCE THE NUMBER OF DIREC-             requirements in the future.
TORS TO A NUMBER WHICH FACILITATES MORE
EFFECTIVE DECISION-MAKING.                      o  The retirement age of directors is being gradually lowered from 70 to 65 according to a procedure proposed by the Conduct Review and Corporate
                                                   Governance Committee and approved by the Board.

                                                o  Further to the recommendations of its Conduct Review and Corporate
                                                   Governance Committee, the Board is of the opinion that its size enables it to make decisions effectively given the diversified experience and expertise contributed by its members.

TORONTO STOCK EXCHANGE
GUIDELINES                                      CORPORATE GOVERNANCE PRACTICES OF THE BANK
-------------------------------------------     ------------------------------------------
8. THE BOARD SHOULD REVIEW THE ADEQUACY         o  The Conduct Review and Corporate Governance Committee periodically
AND FORM OF THE COMPENSATION OF DIREC-             reviews the remuneration of directors and makes recommendations
TORS IN LIGHT OF THE RISKS AND RESPONSIBILI-       thereon to the Board. The Committee therefore takes into consideration
TIES INVOLVED IN BEING AN EFFECTIVE DIREC-         the types of remuneration and the amounts paid to directors of Canadian
TOR.                                               financial institutions and comparable publicly-traded Canadian companies.

                                                o  The Board established ownership requirements, according to which directors must hold a minimum of 2,000 shares.

                                                o  The Bank offers directors the possibility of receiving their remuneration for carrying out their functions on the Board and, if applicable, on the committees of the Bank or of its subsidiaries, in the form of common shares, deferred stock units, cash or any combination thereof.

9. THE COMMITTEES OF THE BOARD OF DIREC-        o  The Audit and Risk Management Committee, the Human Resources Committee
TORS SHOULD GENERALLY BE COMPOSED OF               and the Conduct Review and Corporate Governance Committee are composed
OUTSIDE DIRECTORS, A MAJORITY OF WHOM              exclusively of directors who are not members of management. No director
ARE UNRELATED DIRECTORS.                           on the Audit and Risk Management Committee or the Conduct Review and
                                                   Corporate Governance Committee is a related director of the Bank. Only one director on the Human Resources Committee is related to the Bank.

10. THE BOARD OF DIRECTORS SHOULD ASSUME        o  The Conduct Review and Corporate Governance Committee is responsible for
RESPONSIBILITY FOR DEVELOPING THE                  preparing and monitoring the Bank's approach to corporate governance and it
APPROACH TO GOVERNANCE ISSUES, OR ASSIGN           makes recommendations thereon to the Board. It monitors corporate governance
SUCH RESPONSIBILITY TO A COMMITTEE                 matters that apply to the Bank. This Committee reviews and approves the manner
OF THE BOARD. THE COMMITTEE WOULD,                 in which the Bank responds to the guidelines of The Toronto Stock Exchange. This
AMONG OTHER THINGS, BE RESPONSIBLE FOR             year, the Committee met five times.
RESPONDING TO THE TSE GUIDELINES.

11. a) THE BOARD OF DIRECTORS, TOGETHER         o  The mandates of the Board and of its committees are regularly reviewed in order
WITH THE CEO, SHOULD DEVELOP POSITION              to more clearly specify their respective responsibilities.
DESCRIPTIONS FOR THE BOARD AND FOR THE
CEO, INVOLVING THE DEFINITION OF THE            o  The Board delegated certain specific powers to management. The
LIMITS TO MANAGEMENT'S RESPONSIBILITIES;           responsibilities that are not expressly assigned to management remain vested in the Board.

                                                o  A description of the functions of the President and Chief Executive Officer was drawn up to define his responsibilities.

                                                o  The Act limits the powers that may be delegated by the Board to management;
                                                   more specifically, the declaration of dividends and the approval of annual financial statements are matters that come within the exclusive purview of the Board.

11. b) THE BOARD SHOULD APPROVE OR              o  The Human Resources Committee approves the objectives of the President and
DEVELOP THE GENERAL OBJECTIVES OF THE              Chief Executive Officer annually and reviews his performance based on
BANK WHICH THE CEO IS RESPONSIBLE FOR              pre-determined objectives.
MEETING.

12. a) THE BOARD SHOULD HAVE IN PLACE           o  The Board designated the Conduct Review and Corporate Governance Committee
APPROPRIATE STRUCTURES AND PROCEDURES              to ensure the effectiveness and independence of the Board.
TO ENSURE THAT THE BOARD CAN FUNCTION
INDEPENDENTLY OF MANAGEMENT. AN                 o  As of March 13, 2002, the functions of Chairman of the Board and
APPROPRIATE STRUCTURE WOULD BE TO: (i)             of President and Chief Executive Officer of the Bank were separated.
APPOINT A CHAIR OF THE BOARD WHO IS NOT A          The Chairman of the Board is responsible for ensuring that the Board
MEMBER OF MANAGEMENT WITH RESPONSIBILITY           discharges its responsibilities effectively and independently. The
TO ENSURE THAT THE BOARD DISCHARGES ITS            Conduct Review and Corporate Governance Committee proposed a description
RESPONSIBILITIES OR (ii) ADOPT ALTERNATE           of the functions of the Chairman of the Board, which was approved by
MEANS SUCH AS ASSIGNING THIS RESPONSIBILITY        the Board.
TO A COMMITTEE OF THE BOARD OR TO A
DIRECTOR, SOMETIMES REFERRED TO AS THE
"LEAD DIRECTOR";

TORONTO STOCK EXCHANGE
GUIDELINES                                      CORPORATE GOVERNANCE PRACTICES OF THE BANK
-------------------------------------------     ------------------------------------------
12. b) APPROPRIATE PROCEDURES MAY               o  In order to increase the Board's independence from management, the outside
INVOLVE THE BOARD MEETING ON A REGULAR             directors periodically hold in camera meetings under the leadership of the Chair
BASIS WITHOUT MANAGEMENT PRESENT OR                of the Conduct Review and Corporate Governance Committee. During the past
MAY INVOLVE EXPRESSLY ASSIGNING THE                 financial year, outside directors met in camera three times.
RESPONSIBILITY FOR ADMINISTERING THE
BOARD'S RELATIONSHIP TO MANAGEMENT TO A
COMMITTEE OF THE BOARD.

13. a) THE AUDIT COMMITTEE SHOULD BE            o  The Audit and Risk Management Committee is composed exclusively of outside
COMPOSED ONLY OF OUTSIDE DIRECTORS;                unrelated directors of the Bank.

                                                o  The members of the Audit and Risk Management Committee are all financially literate and at least one member has accounting or financial expertise.

13. b) THE ROLE AND RESPONSIBILITIES OF THE     o  The Audit and Risk Management Committee is responsible for assuring the
AUDIT COMMITTEE SHOULD BE SPECIFICALLY             Board that the risks to which the Bank is exposed are identified and that
DEFINED SO AS TO PROVIDE APPROPRIATE               they are properly and effectively managed and controlled. The Audit and Risk
GUIDANCE TO AUDIT COMMITTEE MEMBERS                Management Committee analyzes, reviews and monitors issues related to the
AS TO THEIR DUTIES. THE AUDIT COMMITTEE            management of material financial and non-financial risk to which the Bank
DUTIES SHOULD INCLUDE OVERSIGHT RESPONSI-          is exposed.
BILITY FOR MANAGEMENT REPORTING ON INTERNAL
CONTROL. WHILE IT IS MANAGEMENT'S               o  The Board approved the mandate of the Audit and Risk Management Committee.
RESPONSIBILITY TO DESIGN AND IMPLEMENT             The audit component of the Committee's mandate provides that the Committee review
AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS,          quarterly and annual consolidated financial statements, make
IT IS THE RESPONSIBILITY OF THE AUDIT              recommendations to the Board regarding the appointment of external auditors
COMMITTEE TO ENSURE THAT MANAGEMENT HAS            and their remuneration and assess, in conjunction with the auditors
DONE SO;                                           and management, the adequacy of internal controls and the integrity of the procedures established by the Bank to identify and manage risk. The
                                                   Committee also examines the adequacy of established processes in order to comply with the laws and regulations applicable to the Bank. For more information on the mandate and activities of the Audit and Risk Management
                                                   Committee, refer to Schedule C in this Circular.

                                                o  The Board of Directors reviewed and approved the mandate of the Audit and
                                                   Risk Management Committee, which sets out the functions and responsibilities attributed to the Committee members.

                                                o  The mandate of the Audit and Risk Management Committee provides that this
                                                   Committee examine and discuss a report prepared by the external auditors detailing all the elements likely to affect their independence.

13. c) THE AUDIT COMMITTEE SHOULD HAVE          o  The Audit and Risk Management Committee regularly meets with internal and
DIRECT COMMUNICATION CHANNELS WITH THE             external auditors without members of management being present in order to
INTERNAL AND EXTERNAL AUDITORS TO DISCUSS          discuss specific issues with them.
AND REVIEW SPECIFIC ISSUES AS APPROPRIATE.

14. THE BOARD OF DIRECTORS SHOULD IMPLE-        o  The Board, one of its committees or a director may engage the services of
MENT A SYSTEM THAT ENABLES AN INDIVIDUAL           outside consultants, at the Bank's expense, by authority of the Conduct Review
DIRECTOR TO ENGAGE AN OUTSIDE ADVISOR AT           and Corporate Governance Committee, or in the event of an emergency, by authority
THE EXPENSE OF THE BANK IN APPROPRIATE             of the chair of this Committee.
CIRCUMSTANCES. THE ENGAGEMENT OF THE
OUTSIDE ADVISOR SHOULD BE SUBJECT TO THE
APPROVAL OF AN APPROPRIATE COMMITTEE OF
THE BOARD.

GENERAL INFORMATION

For a change of address, information on dividends or share certificate transfers, or other shareholder administrative matters, shareholders are requested to contact National Bank Trust Inc. directly.

Investors, brokers and securities analysts requiring financial information are asked to contact:

BY TELEPHONE

1-800-341-1419 (toll-free)
(514) 871-7171
Monday to Friday
8:30 a.m. to 5:00 p.m.
(Eastern time)

BY FAX

(514) 871-3673

BY E-MAIL

clientele@tbn.bnc.ca

BY MAIL

National Bank Trust Inc.
Share Ownership Management
P.O. Box 888, Station B
Montreal, Quebec
H3B 9Z9


ELAINE CARR

Director
Investor Relations
(514) 394-0296
elaine.carr@bnc.ca

NATIONAL BANK OF CANADA WEBSITE

www.nbc.ca

HEAD OFFICE

National Bank Tower
600 de La Gauchetiere West, 4th Floor
Montreal, Quebec
H3B 4L2





                                                Legal deposit
                                                1st Quarter 2003
                                                Bibliotheque nationale du Quebec
                                                ISBN 2-921835-27-4